STOCK PURCHASE AGREEMENT


      This STOCK PURCHASE AGREEMENT (the "Agreement") is dated as of June 15, 1995, by and among KCI FINANCIAL SERVICES, INC., a Delaware corporation (the "Company"), KINETIC CONCEPTS, INC., a Texas corporation which is the record and beneficial owner of all of the outstanding shares of capital stock of the Company ("Seller"), CURA CAPITAL CORPORATION, a Delaware corporation ("Cura"), MG ACQUISITION CORPORATION, a Delaware corporation and wholly-owned subsidiary of Cura ("Purchaser"), and the individuals listed on Exhibit A hereto (the "Cura Shareholders") being the principal shareholders of Cura.

                         W I T N E S S E T H:

      WHEREAS, the Company is engaged in the business (the "Business") of leasing movable critical care and life support equipment in the categories described on Exhibit B hereto to hospitals and other health care providers in the United States;

      WHEREAS, the Cura Shareholders have been employed by the Company and/or Seller and have been actively engaged in the day-to-day management and operations of the Company; and

      WHEREAS, the parties hereto desire to provide for the acquisition by Purchaser of all the outstanding shares of capital stock of the Company through the sale by Seller to Purchaser of 346 shares of the common stock of the Company and the sale by Seller to the Company of 654 shares of the common stock of the Company and for certain other matters, all on the terms and conditions set forth in this Agreement.

     NOW THEREFORE, IT IS AGREED:

                               ARTICLE 1

                         ACQUISITION OF SHARES

      1.1 Sale and Purchase of Shares. Subject to the terms and conditions hereof, at the First Closing (as herein defined), Seller shall sell, transfer and deliver to Purchaser 346 shares of the common stock, par value $0.10 per share, of the Company, constituting 34.6% of the outstanding shares of Company's capital stock (the "First Closing Shares"), and Purchaser shall purchase the First Closing Shares for the consideration as set forth in Section 1.2(a) hereof. Subject to the terms and conditions hereof, at the Second Closing (as herein defined), Seller shall sell, transfer and deliver to the Company 654 shares of the common stock, par value $0.10 per share, of the Company, constituting 65.4% of the outstanding shares of the Company's capital stock (the "Second Closing Shares"), and the Company shall purchase the Second Closing Shares for the consideration as set forth in Section
1.2(b) hereof. The First Closing Shares and the Second Closing Shares are referred to together herein as the "Shares".

      1.2 Consideration. (a) The consideration for the First Closing Shares acquired by Purchaser hereunder shall be TWO MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($2,500,000) (the "First Closing Payment"), which shall be paid at the First Closing by wire transfer of immediately available funds pursuant to instructions previously given by Seller to Purchaser for that purpose. Robert A. Wehrmeyer, Jr. has previously paid to Seller an earnest money deposit in the amount of twenty-five thousand dollars ($25,000) (the "Earnest Money Deposit") as described in the letter dated March 14, 1995 from Seller to Mr. Wehrmeyer (the "March 14 Letter"). At the Second Closing, Seller shall refund the Earnest Money Deposit to Mr. Wehrmeyer.

          (b) The consideration for the Second Closing Shares acquired by the Company hereunder shall be FOUR MILLION SEVEN HUNDRED TWENTY-FIVE THOUSAND AND NO/100 DOLLARS ($4,725,000) (the "Second Closing Payment"), which shall be paid at the Second Closing by wire transfer of immediately available funds pursuant to instructions previously given by Seller to the Company for that purpose.

      1.3 Closings. (a) The sale of the First Closing Shares (the "First Closing") shall take place at 2:50 p.m. on June 15, 1995 (the "Closing Date") at Parsons Behle & Latimer, One Utah Center, 201 South Main Street, Suite 1800, Salt Lake City, Utah, or such other time, date and place (not later than 11:59 p.m. C.D.T. on June 15, 1995) as the parties hereto shall by written instrument designate.

           (b) The sale of the Second Closing Shares (the "Second Closing") shall take place at 2:55 p.m. on the Closing Date at Parsons Behle & Latimer, One Utah Center, 201 South Main Street, Suite 1800, Salt Lake City, Utah, or such other time, date and place (not later than 11:59 p.m. C.D.T. on June 15, 1995) as the parties hereto shall by written instrument designate. The First Closing and the Second Closing are referred to together herein as the "Closings".

      1.4 Section 338(h)(10) Election. Purchaser and Seller shall jointly file a timely Section 338(h)(10) election on Internal Revenue Service ("IRS") Form 8023, together with all required attachments ("Form 8023") with respect to the sale of the Shares. A final Form 8023 shall be prepared by Purchaser, subject to agreement with Seller, and shall be delivered to Seller promptly after its preparation but in no event later than thirty (30) days prior to the filing deadline for the Section 338(h)(10) election. Purchaser, Cura and the Cura Shareholders shall take all actions necessary to cause the sale of the Shares to be a "qualified stock purchase" as defined by Section 338 of the Internal Revenue Code of 1986, as amended, and to qualify for the benefits of a Section 338(h)(10) election.

                               ARTICLE 2

               REPRESENTATIONS AND WARRANTIES REGARDING
                        THE COMPANY AND SELLER

      Seller hereby represents and warrants to Purchaser as of the date of this Agreement and as of the Closing Date as follows:

      2.1 Organization; Authorization. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has all necessary corporate power and authority to carry on its business as presently conducted. Seller has the corporate right, power and authority to enter into and perform its obligations under this Agreement and under the other agreements and documents (the "Seller Transaction Documents") required to be delivered by it prior to or at the Closings. The execution, delivery and performance by Seller of this Agreement and the Seller Transaction Documents have been duly authorized by all necessary corporate and other action. This Agreement has been duly and validly executed and delivered by Seller and, assuming the due execution and delivery by Cura, Purchaser and the Cura Shareholders, constitutes the legal, valid and binding obligation of Seller enforceable against it in accordance with its terms. When executed and delivered as contemplated herein, each of the Seller Transaction Documents shall, assuming the due execution and delivery by the other parties thereto, constitute the legal, valid and binding obligations of Seller, enforceable against it in accordance with its terms.

      2.2 Organization of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary corporate power and authority to carry on its business as presently conducted, to own and lease the assets which it owns and leases and to perform all its obligations under each agreement and instrument by which it is bound. The Company has been duly qualified to transact business and is in good standing in all jurisdictions in which it is required to be so qualified, except where the failure to so qualify or be in good standing would not have a material adverse effect on the Company or the transactions contemplated hereby. The Company has no subsidiaries.

      2.3 Capital Stock. The Company has an authorized capitalization of 10,000 shares of common stock, par value $.10 per share, of which 1,000 shares are issued and outstanding. All such outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable. There are no outstanding subscriptions, options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements providing for the purchase, issuance or sale of any shares of the capital stock of the Company, other than as contemplated by this Agreement.

      2.4 Ownership of Shares. Seller is the lawful owner of the Shares, free and clear of all liens, encumbrances, restrictions and claims of every kind. Seller has full legal right, power and authority to sell, assign, transfer and convey the Shares in accordance with the terms and subject to the conditions of this Agreement. The delivery to Purchaser of the Shares pursuant to the provisions of this Agreement will transfer to Purchaser valid title thereto, free and clear of any and all adverse claims.

      2.5 No Restrictions. Except as set forth in Schedule 2.5 attached hereto, the execution and delivery of this Agreement by Seller and the consummation of the transactions contemplated hereby (a) will not violate any provision of the Certificate of Incorporation or By-Laws of Seller or the Company, (b) to the knowledge of Seller, will not violate any statute, rule, regulation, order or decree of any public body or authority by which Seller is bound or binding upon any of its properties or assets and (c) to the knowledge of Seller, will not result in a violation or breach of, or constitute a default under, any material license, franchise, permit, indenture, agreement or other instrument to which Seller is a party, or by which Seller or any of its assets or properties is bound, excluding from the foregoing clauses (b) and (c) violations, breaches or defaults which, either individually or in the aggregate, would not have a material adverse effect on the business, financial condition or results of operations of the Company.

      2.6 Litigation. Except as set forth in Schedule 2.6 attached hereto, there is no action, suit or proceeding at law or in equity by any Person or any arbitration of any administrative or other proceeding by or before any governmental or other instrumentality or agency, pending, or, to the knowledge of Seller, threatened in writing against the Company which either individually or in the aggregate would have a material adverse effect on the business, financial condition or results of operations of the Company. Except as set forth on Schedule 2.6 attached hereto, there are no unsatisfied judgments, penalties or awards against or affecting the Company's properties or assets.

      2.7 Taxes. The Company and Seller have filed or caused to be filed, or will file or cause to be filed within the time and within the manner prescribed by law (taking into account any extension of time to file granted to or on behalf of the Company), all federal, state, local and foreign income tax returns and tax reports which are required to be filed by, or with respect to, the Company relating to any of the Company's operations prior to the Closing Date (collectively, the "Returns"), except for Returns the failure to file which would not, in the aggregate, have a material adverse effect on the business, financial condition or results of operations of the Company. Except as set forth in Schedule 2.7 attached hereto, all federal and state income taxes (including interest and penalties) ("Taxes") shown to be due and payable on the Returns by or with respect to the Company have been or will be paid on a timely basis. Except as disclosed on Schedule 2.7,
(a) there are no waivers in effect of the applicable statutory period of limitation for federal income taxes of the Company for any taxable period, and (b) no deficiency assessment or proposed adjustment with respect to any tax liability of the Company for any taxable period is pending or, to the knowledge of Seller, threatened.

      2.8 Compliance with Laws. Except as set forth in Schedule 2.8 attached hereto, the Company is, to the knowledge of Seller, in compliance with all applicable laws, regulations, orders, judgments and decrees except where the failure to so comply would not have a material adverse effect on the business, financial condition or results of operations of the Company.

      2.9 Employee Benefit Plans. Each employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), maintained by Seller or the Company and "each multiemployer plan" (as defined in Section 4001(a)(3) of
ERISA) to which Seller or the Company is obligated to contribute (collectively, the "Plans"), is in compliance in all material respects with applicable laws and has been administered and operated in all material respects in accordance with its terms. None of Seller, the Company or any other "disqualified person" or "party in interest" (as defined in Section 4975(e)(2) of the Internal Revenue Code, as amended (the "Code") and Section 3(14) of ERISA, respectively) has engaged in any transactions in connection with any Plan that could reasonably be expected to result in the imposition of a material penalty pursuant to
Section 502(i) of ERISA, damages pursuant to Section 409 of ERISA or a tax pursuant to Section 4975(a) of the Code. No material liability, claim, action or litigation, has been made, commenced or, to the knowledge of Seller, threatened with respect to any Plan. All
contributions  required  to  have  been  made  by  the  Company  to   a
multiemployer plan have been made on a timely basis. Neither Seller nor the Company has been advised by any multiemployer plan that it has any withdrawal liability under Sections 4201 or 4204 of ERISA with respect to any multiemployer plan, nor is Seller aware of any such withdrawal liability. No ERISA Affiliate of the Company has failed to meet the continuation coverage requirements of group health plans (sometimes referred to as "COBRA"), as set forth in Section 4980B of the Code. As used herein, "ERISA Affiliate" shall refer to any trade or business, whether or not incorporated, under common control with the Company within the meaning of Section 414(b), (c), (m) or (o) of the Code.

      2.10 Insurance. Schedule 2.10 attached hereto contains a list of the major policies and contracts for property and casualty insurance maintained by the Company. All such policies are, and will be as of the Closings, in full force and effect.

      2.11 Broker's or Finder's Fees. No agent, broker, person or firm acting on behalf of Seller is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto, or from any Person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated herein.

      2.12 Financial Statements. Seller has delivered to Purchaser copies of the balance sheet (the "Balance Sheet") of the Company as at December 31, 1994 (the "Balance Sheet Date") and statement of earnings and source and application of funds for the year then ended, which have been prepared in accordance with Generally Accepted Accounting Principles ("GAAP") consistently applied and maintained throughout the periods indicated and fairly present the financial condition and results of its operations for the periods covered thereby.

      2.13 Absence of Undisclosed and Unknown Liabilities. Except as set forth on Schedule 2.13 attached hereto or except as otherwise known to the Cura Shareholders, the Balance Sheet (including any notes thereto) contains, reserves or otherwise reflects all material debts, liabilities or obligations of the Company other than those that are not required to be contained, reserved or otherwise reflected thereon in accordance with GAAP, consistently applied or those incurred subsequent to the Balance Sheet Date in the ordinary course of business.

      2.14 Title to Assets. To the knowledge of Seller and except as described in the Schedule 2.14 attached hereto; (a) the Company has good and valid title to all of its properties and assets, free and clear of any pledge, lien, security interest or other claim, except for liens for current taxes which may be paid without penalty, or which are being contested in good faith by appropriate proceedings and are not material in amount or value in relation to the value of the associated property; and (b) all properties and assets owned or leased by the Company are in the possession or under the control of the Company except for property leased to others, otherwise held by its customers in the ordinary course of business or in transit with a common carrier for delivery to or from customers of the Company. Since the Balance Sheet Date, the Company has not sold, assigned, conveyed, leased or otherwise disposed of any asset or property of the Company (other than leases of equipment and sales of inventory in the ordinary course of business).

      2.15 Compliance with Environmental Laws. To the knowledge of Seller, the Company has complied in all material respects with all applicable laws concerning or relating to industrial hygiene or the protection of health or the environment. To the knowledge of Seller, no claim, demand, investigation, enforcement, response, removal, remedial action, statutory lien or other governmental or regulatory action has been instituted or threatened against the Company.

      2.16 Absence of Certain Changes and Events. Except as described on Schedule 2.16 attached hereto, as contemplated herein or as directed by the Cura Shareholders, since the date of the Letter of Intent (as defined in Section 5.1 hereof), the Company has conducted its businesses only in the usual and ordinary course consistent with its then current practices and there has not been any:

           (a) declaration or payment of any dividend or other distribution or payment in respect of the shares of capital stock of the Company or any repurchase or redemption of any such shares of capital stock or other securities;

           (b) adoption of or change in any employee benefit plan or labor policy;

            (c) sale, assignment, conveyance, lease, or other disposition of any asset or property of the Company (other than leases of equipment and sales of inventory in the ordinary course of business) or mortgage, pledge, or imposition of any lien or other encumbrance on any asset or property of the Company;

           (d) incurrence or repayment of any liability or obligation (whether absolute or contingent) to Seller or other affiliated person, or, other than current liabilities incurred and obligations under agreements entered into in the ordinary course of business consistent with past practice, to any other person or any discharge or satisfaction of any lien, claim or encumbrance, other than in the ordinary course of business consistent with past practice;

            (e) change in the accounting methods, principles or practices followed by the Company, except as required by GAAP, or any change in any of the assumptions underlying, or methods of calculating, any bad debt, contingency or other reserve;

           (f) payment by or on behalf of the Company with respect to the indebtedness of the Company to Seller reflected on the Balance Sheet or any reduction in the amount of such indebtedness (other than by virtue of a conversion of such debt as contemplated in Section 6.6 hereof); or

          (g) agreement, whether or not in writing, for the Company to do any of the items set forth in Sections 2.16(a)-(f).

     2.17 Books and Records.

           (a) The copies of the certificate of incorporation of the Company and of its bylaws which have been delivered to Purchaser are true, complete and correct and are in full force and effect as of the date hereof.

           (b) The stock records of the Company fairly and accurately reflect the record ownership of all of its outstanding shares of capital stock. The minute books of the Company contain complete and accurate records of all meetings held of, and corporate action taken by, the shareholders, the board of directors and each committee of the board of directors of the Company and no meeting of such shareholders or of such board of directors or committee have been held for which minutes have not been prepared and included in such minute books. The other books and records of the Company, including financial records and books of account, have been maintained in accordance with such business practices. Complete and accurate copies, as of the date hereof, of all such minute books and stock records have been made available to Purchaser.

      2.18 Intellectual Property. The Company's only Intellectual Property consists of the registered service mark "Cura Financial Group" (the "Mark") and the assumed name "American Medical Financial Services" (the "Assumed Name"). As of the Closing Date, Seller shall have caused all liens and security interests granted by it with respect to the Mark and Assumed Name to have been released.

      2.19 Full Disclosure. No representation or warranty of Seller contained in this Agreement or the schedules hereto contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein in light of the circumstances under which they were made not misleading in any material respect.

                               ARTICLE 3

           REPRESENTATIONS AND WARRANTIES OF CURA, PURCHASER
                       AND THE CURA SHAREHOLDERS

      Cura, Purchaser and the Cura Shareholders, jointly and severally, hereby represent and warrant to Seller as of the date of this Agreement and of the Closing Date as follows:

      3.1 Organization and Good Standing. Cura and Purchaser are each corporations duly organized, validly existing and in good standing under the laws of the State of Delaware, and Cura and Purchaser each have all necessary corporate power and authority to carry on their respective businesses as presently conducted and to perform all of their respective obligations under each agreement and instrument by which either of them is bound. Cura and Purchaser have each been duly qualified to transact business and is in good standing in all other jurisdictions in which they are required to be so qualified, except where the failure to so qualify or be in good standing would not have a material adverse effect on Cura, Purchaser or the transactions contemplated hereby.

      3.2 Power and Authorization. Cura, Purchaser and the Company each have the corporate right, power and authority to enter into and perform their respective obligations under this Agreement and under the other agreements and documents (the "Purchaser Transaction Documents") required to be delivered by them prior to or at the Closings. The execution, delivery and performance by Cura, Purchaser and the Company of this Agreement and the Purchaser Transaction Documents have been duly authorized by all necessary corporate actions. This Agreement has been duly and validly executed and delivered by Cura, Purchaser, each of the Cura Shareholders and the Company and, assuming the due execution and delivery by Seller, constitutes a legal, valid and binding obligation enforceable against each of them in accordance with its terms. When executed and delivered as contemplated herein, each of the Purchaser Transaction Documents shall, assuming the due execution and delivery by the other parties thereto, constitute the legal, valid and binding obligations of Cura, Purchaser and the Company, enforceable against Cura, Purchaser and the Company in accordance with its terms.

      3.3 No Restrictions. Except as set forth in Schedule 3.3 attached hereto, the execution and delivery of this Agreement by Cura, Purchaser, the Cura Shareholders and the Company and the consummation of the transactions contemplated hereby (a) will not violate any provision of the Certificate of Incorporation or By-Laws of Cura, Purchaser or the Company (b) to the knowledge of Cura, Purchaser, the Cura Shareholders or the Company, will not violate any statute, rule, regulation, order or decree of any public body or authority by which Cura, Purchaser or the Company or any of their respective properties or assets is bound and (c) to the knowledge of Cura, Purchaser or the Cura Shareholders will not result in any violation or breach of, or constitute a default under, any license, franchise, permit, indenture, agreement or other instrument to which Cura, Purchaser, the Company or any of the Cura Shareholders is a party, or by which Cura, Purchaser, the Company or any of the Cura Shareholders or any of their respective properties or assets is bound, excluding from the foregoing clauses (b) and (c) violations, breaches or defaults which, either individually or in the aggregate, would not prevent Cura, Purchaser, the Cura Shareholders or the Company from performing their respective obligations under this Agreement or consummation of the transactions contemplated by this Agreement.

      3.4 Cura Shareholders. The Cura Shareholders have been employed by the Company and/or Seller and have, at various times, been actively engaged in the day-to-day operations and management of the Company. The Cura Shareholders have been primarily responsible for and involved in the management and operations of the Company including, without limitation, the operational, financial, accounting, administration, accounts receivable collection activities, calculation of and payment of sales and property taxes and the preparation and negotiation of all contracts, agreements, instruments, and other documentation relating to the Business. The Cura Shareholders (i) have been primarily responsible for the preparation of any and all financial projections and forecasts relating to the Company, and the financial information of the Company used in preparing such projections and forecasts, upon which the Cura, Purchaser and the Cura Shareholders based their evaluation of the transactions contemplated by this Agreement, (ii) are aware of the uncertainties inherent in attempting to make such projections and forecasts and (iii) acknowledge that Seller has made no representations or warranties to Cura, Purchaser or the Cura Shareholders with respect to any financial projection or forecast relating to the Company. None of the Cura Shareholders have any knowledge of the falsity of any representation or warranty of Seller contained herein, or any facts, events, conditions or occurrences which may prevent the conditions to closing set forth in Articles 5 or 6 to be satisfied as of the Closing Date.

      3.5 Purchase for Investment. Purchaser will acquire the Shares for its own account for investment and not with a view toward any resale or distribution thereof.

      3.6 Financing. Purchaser has delivered to Seller a true and correct copy of the Bank One Term Sheet and believes based on the terms and conditions set forth in said Term Sheet that Purchaser and the Company have sufficient funds to purchase the Shares.

      3.7 Broker's or Finder's Fees. No agent, broker, person or firm acting on behalf of Cura, Purchaser or any of the Cura Shareholders is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto, or from any person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated herein.

      3.8 Second Closing. The purchase by the Company of the Second Closing Shares will not violate any statute, rule, regulation or other law applicable to Seller, the Company, Purchaser, Cura, the Cura Shareholders or any director or officer of the Company.

                               ARTICLE 4

               COVENANTS OF SELLER; CONDUCT OF BUSINESS;
                       EXCLUSIVE DEALING; TAXES

      4.1 Conduct of Business of the Company. During the period from the date of this Agreement to the Closing Date, Seller agrees to use its best efforts to cause the Company to conduct its respective operations in the ordinary course of business. Notwithstanding the immediately preceding sentence, pending the Closing Date and except as may be first approved by Purchaser (such approval not to be unreasonably withheld) or as is otherwise permitted or required by this Agreement, Seller agrees to use its best efforts to (a) cause the Company's Certificate of Incorporation and By-Laws to be maintained in its form on the date of this Agreement, except to effect a change of name of the Company on the Closing Date to a name designated by Purchaser, (b) cause the Company to refrain from making any bonus, pension, retirement or insurance payment to or arrangement with any such persons except those that have been accrued or accrue in the ordinary course of business, (c) cause the Company to refrain from entering into any contract or commitment except contracts and commitments in the ordinary course of business, (d) cause the Company to refrain from increasing their indebtedness for borrowed money, except current borrowings in the ordinary course of business, (e) cause the Company to refrain from canceling or waiving any claims or rights of substantial value which individually or in the aggregate are material to the Company taken as a whole, (f) cause the Company to refrain from repaying, in whole or in part, any of its indebtedness owed to Seller or any of Seller's Affiliates (as defined in Section 4.3 hereof), (g) cause the Company not to agree, whether or not in writing, to do any of the foregoing, (h) cause the Company to maintain its books and records in accordance with past practice, and to use best efforts to maintain in full force and effect all insurance policies and binders, (i) use all reasonable efforts to preserve intact the Company's present business organization, (j) promptly advise Purchaser in writing of the threat or commencement against the Company or Seller of any dispute, claim, action, suit, proceeding, arbitration or investigation by, against or affecting the Company or any of its operations, assets or prospects, or which challenges or may affect the validity of this Agreement or any Purchaser Transaction Document or Seller Transaction Document (together, the "Transaction Documents") or any action taken or to be taken in connection with this Agreement or any Transaction Document or the ability of the Company or Seller to consummate the transactions contemplated hereon or therein, (k) promptly advise Purchaser in writing of any event or the existence of any material fact which makes untrue, or will make untrue as of the Closings, in any material respect any representation or warranty of the Company or Seller set forth in this Agreement or in any Transaction Document and (i) comply in all respects, and require Corporate Capital Services to comply in all respects, with the terms and conditions regarding Robert A. Wehrmeyer Jr.'s exclusive right to purchase the Company for that certain period of time set forth in the March 14 Letter.

      4.2 Negative Covenants. Except as expressly provided herein, between the First Closing and the Second Closing, without the prior written consent of Purchaser which shall not be unreasonably withheld, Seller shall not cause or permit the Company to:

           (a) make any change in the Company's authorized or issued capital stock; grant any stock option or other right to purchase shares of the Company's capital stock or other securities; issue or make any commitment to issue any security by the Company, including any security convertible into capital stock; grant any registration rights; or purchase, redeem, retire or make any other acquisition of any shares of any capital stock or other securities;

           (b) fail to pay or discharge when due any liability or obligation of the Company, except where the Company, in good faith, contests such liability or obligation; or

           (c) enter into or amend any contract with Seller or any affiliate of Seller.

     4.3 Best Efforts. Seller agrees to use its best efforts to take, or cause to be taken, all action to do, or cause to be done, and to assist and cooperate with the other parties hereto in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

      4.4   Noncompetition; Confidentiality.  (a) For a period of three
(3) years from and after the Closing Date, unless expressly consented to in writing by Purchaser, neither Seller nor any of Seller's Affiliates shall, directly or indirectly: (i) engage, in any county in which the Company has conducted business at any time prior to the Closing Date, in the business of leasing medical equipment to third party lessees, provided, however, that nothing herein shall prevent Seller from leasing equipment in connection with its current or future business or to its customers; or (ii) be or become a stockholder, partner, owner, officer, director or employee or agent of, or a consultant to or give financial or other assistance to, any person or entity considering engaging in any such activities or so engaged; provided, however, that nothing herein shall prohibit Seller or any of Seller's Affiliates from (x) owning, as passive investors, in the aggregate not more than 5% of the outstanding publicly traded stock of any corporation so engaged or (y) engaging in the business of renting or leasing specialty beds or specialty patient support surfaces or (z) engaging in the manufacture, sale, lease, rental, distribution or marketing of any medical product or equipment including, without limitation, the PlexiPulse, VAC and any other product or product-line acquired by Seller or any of Seller's Affiliates which Seller, or any of Seller's Affiliates, manufactures, for which Seller or any of Seller's Affiliates has a proprietary right or for which Seller or any of Seller's Affiliates has distribution rights.

           (b) For a period of three (3) years from and after the Closing Date, neither Seller nor any Seller Affiliate shall, directly or indirectly use in furtherance of any of their business affairs or otherwise and to the detriment of Purchaser or the Business, or disclose to any third party, any trade secret, customer list, supplier list, financial data, pricing or marketing policy or plan or any other proprietary or confidential information relating exclusively to the
Company or any of its products or services so long as the same is not publicly known (other than by the act of Seller or any Seller Affiliate). Seller shall within ten (10) days of the Closing Date (i) identify all parties which, in connection with a proposed sale of the Company, were provided confidential information by either Seller or Robert W. Kohlmeyer, doing business as Corporate Capital Services, regarding the Company (ii) notify such parties of the consummation of the transactions contemplated by this Agreement and (iii) demand the prompt return to the Company or destruction of all confidential information concerning the Company. In addition, all confidentiality agreements entered into in connection therewith and all rights of Seller with respect to the enforcement of the confidentiality provision set forth Section 5 of the consulting agreement dated January 5, 1995 between Seller and Mr. Kohlmeyer shall be assigned to the Company. A list of all parties who have entered into such a confidentiality agreement is attached hereto as Exhibit C.

           (c) For the purposes of this Agreement, an "Affiliate" of a person means: (i) any corporation, limited liability company, partnership or other entity of which such person owns or otherwise possesses the power to direct the vote, directly or indirectly, of any amount of voting securities sufficient to elect a majority of the board of directors of such corporation or similar managing body of such entity, and (ii) any other person or entity controlled by such person. For the purposes of this definition of "Affiliate," "control" means the power to direct the management and policies of a person or entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; provided that, any person or entity of which a person owns beneficially or of record, either directly or through one or more intermediaries, more than 20% of the ownership interests, shall be conclusively presumed to be an
"Affiliate" of such person. A "Seller Affiliate" is an Affiliate of Seller.

           (d) If any party hereto learns of any breach or potential breach of Section 4.4, such party shall immediately notify the other party hereto of such event, specifying the basis therefor in reasonable detail. Any failure to so notify any party shall not constitute a waiver of such right. Purchaser may, in its sole discretion, afford
Seller an opportunity to remedy or otherwise cure such breach or potential breach before seeking legal redress; provided that Seller is actively seeking to cure or remedy such breach or potential breach, but such opportunity to remedy shall be without prejudice to the right of Purchaser to seek and obtain injunctive or other relief.

           (e) Seller acknowledges that damages alone shall not be an adequate remedy for any breach by Seller or any Seller Affiliate of Seller's covenants contained in this Agreement and accordingly expressly agree that, in addition to any other remedies which Purchaser may have, Purchaser shall be entitled to injunctive relief in any court of competent jurisdiction for any breach or threatened breach of any such covenants by any Seller and/or any Seller Affiliate.

           (f) Seller acknowledges and agrees that the covenants contained in this Section 4.4 are fair and reasonable in light of the consideration paid hereunder and in order to protect Purchaser's investment in the Company, and the invalidity or unenforceability of any particular provision, or part of any provision, of this Section shall not affect the other provisions or parts hereof. If any provision hereof is determined to be invalid or unenforceable by a court of competent jurisdiction, Seller shall negotiate in good faith to provide Purchaser with protection as nearly equivalent to that found to be invalid or unenforceable and if any such provision shall be so determined to be invalid or unenforceable by reason of the duration or geographical scope of the covenants contained therein, such duration or geographical scope, or both, shall be considered to be reduced to a duration or geographical scope to the extent necessary to cure such invalidity.

     4.5  Payment of Taxes; Additional Tax Covenants.

           (a) Seller shall be liable for and shall hold Purchaser and the Company harmless against, any and all Taxes due or payable by the Company, or by Purchaser with respect to the Company, for any taxable year or tax period ending on or before the First Closing, including, without limitation (i) any liability of the Company by reason of its being liable (pursuant to Treasury Regulations Section 1.1502-6, any analogous state, local or foreign provision, or otherwise), in whole or in part, for any tax of any affiliated group (as defined in Section 1504(a) of the Code or any analogous state, local or foreign provision) with respect to which the Company may be or have been an includable corporation (as defined in Section 1504(b) and (c) of the Code or such analogous state, local or foreign provision)(an "Affiliated Group"); or
(ii) any liability that arises because the Company ceases on the Closing Date to be a member of an Affiliated Group filing consolidated or combined returns; and (iii) any and all Taxes due or payable by the Company, Cura or Purchaser resulting from or arising out of the sales of the Shares; provided, however, that notwithstanding any other provision of this Agreement, Seller shall not be liable for any Taxes due or payable by Purchaser or the Company resulting or arising from an election (or deemed election) under Section 338(h)(10) of the Code (or any analogous state, local or foreign provision) with respect to the acquisition by Purchaser and the Company of the Shares, or from any action taken by or on behalf of Purchaser or the Company after the First Closing, whether or not contemplated by this Agreement. Neither Purchaser nor the Company nor any of their Affiliates shall be responsible for any Taxes due or payable by Seller or its Affiliates resulting from an election (or deemed election) under Section
338(h)(10) of the Code (or any analogous state, local or foreign provision) with respect to the acquisition by Purchaser and the Company of the Shares, or from any action taken by or on behalf of Seller or Seller's Affiliates (exclusive of the Company) after the First Closing, whether or not contemplated by this Agreement.

          (b) Cura and Purchaser shall be jointly and severally liable for, and Cura, Purchaser, the Company and the Cura Shareholders agree to jointly and severally indemnify and hold Seller harmless from and against, any and all Taxes due or payable with respect to (i) the business, activities, transaction and assets of the Company for any taxable year or tax period beginning on or after the First Closing; or
(ii) except as otherwise provided herein, any action taken by or on behalf of Purchaser or the Company after the First Closing, whether or not contemplated by this Agreement.

           (c) Any Taxes with respect to the business, activities and assets of the Company that relate to a tax period beginning before the First Closing and ending after the Closing Date shall be apportioned between Seller and Purchaser as determined from the books and records of the Company consistent with the Code, regulations thereunder and other applicable law, based on the actual operations of the Company during the portion of such period ending on the First Closing and the portion of such period beginning on the day following the First Closing, and each such portion of such period shall be deemed to be a tax period subject to the provisions of this Subsection 4.5(c).

          (d) Any refunds or credits of Taxes that are attributable to a taxable year or tax period (including a period deemed to be a tax period under Subsection 4.5(c)) ending on or before the First Closing shall be for the account of Seller. Any refunds or credits of Taxes that are attributable to a taxable year or tax period (including a period deemed to be a tax period under Subsection 4.5(c) above) ending after the First Closing, including, without limitation, any refunds or credits that arise from the carryback of any deduction, loss or credit from a tax period (including a period deemed to be a tax period under Subsection 4.5(c) above) ending subsequent to the First Closing, to a tax period ending on or before the First Closing, shall be for the account of Purchaser. Cura, Purchaser and the Cura Shareholders shall cause the Company to use reasonable efforts to seek, and promptly forward to, or reimburse, Seller for any refunds or credits due Seller after receipt by Purchaser thereof, and Seller shall promptly forward to, or reimburse, Purchaser for any refunds or credits due Purchaser after receipt by Seller thereof. Seller shall forward to Purchaser any refunds or credits due to Purchaser pursuant to this Subsection 4.5(d), within thirty (30) days of the receipt of same. Purchaser shall, and Cura and the Cura Shareholders shall cause Purchaser to, forward to Seller any refunds or credits due to Seller, pursuant to this Subsection 4.5(d), within thirty (30) days of the receipt of same. Each party shall submit to the other, on the first anniversary of the Closings, written statements regarding the status of any refunds or credits pursuant to this Subsection 4.5(d).

           (e) Any refunds or credits of Taxes with respect to the business, activities and assets of the Company that relate to a tax period beginning before the First Closing and ending after the Closing Date shall be apportioned between Seller and Purchaser as determined from the books and records of the Company consistent with the Code, regulations thereunder and other applicable law, based on the actual operations of the Company during the portion of such period ending on the First Closing and the portion of such period beginning on the day following the First Closing, and each such portion of such period shall be deemed to be a tax period subject to the provisions of this Subsection 4.5(e).

           (f) Seller shall have the right (but not the obligation) to exercise, at its own expense, control at any time over the handling, disposition and/or settlement of any issue raised in any official inquiry, examination or proceeding regarding any Tax Return with respect to which Seller may be liable for Taxes pursuant to this
Section 4.5 or which would otherwise increase Seller's tax liability (including the right to settle or terminate any contest with respect thereto); provided, however, that (1) Seller shall permit Purchaser to participate, at its own expense, in such settlement or defense through counsel chosen by Purchaser; (2) in the case of any such inquiry, examination or proceeding with respect to which Purchaser could be liable or could suffer the loss of any tax benefit, Seller shall not enter into a settlement (at the administrative level or during the course of judicial proceedings) without the prior written approval of Purchaser, which shall not be unreasonably withheld; and (3) Purchaser shall cooperate with Seller, as Seller may reasonably request, in any such inquiry, examination or proceeding.

          (g) If, with respect to any official inquiry, examination or proceeding, Seller elects not to exercise control over the handling, disposition and/or settlement of the issues raised in such inquiry, examination or proceeding, Seller shall so notify Purchaser and Purchaser shall be entitled, but shall not be obligated, to exercise control over the handling, disposition and/or settlement; subject to the provisions of Subsection 4.5(f).

          (h) Subsequent to the Closing Date, the parties hereto shall provide each other, and Cura, Purchaser and the Cura Shareholders shall cause the Company to provide Seller with such cooperation and information relating to the Company as any party reasonably may request in (i) filing any Tax Return, amended return or claim for refund, (ii) determining any liability for Taxes or a right to refund of Taxes or
(iii) conducting or defending any audit or other proceeding in respect of Taxes. Such cooperation and information shall include providing copies of all relevant tax returns, together with accompanying schedules and related work papers, documents relating to rulings or other determinations by taxing authorities and records concerning the ownership and tax basis of property which any party or any of their Affiliates may possess. Cura, Purchaser and the Cura Shareholders shall make, and shall cause the Company to make, and Seller shall make, its employees, accountants and other advisors available on a mutually convenient basis to provide explanations of any documents or information required to be provided hereunder. The parties shall retain, and Cura, Purchaser and the Cura Shareholders shall cause the
Company to retain, all returns, schedules and work papers, and all materials records and other documents relating thereto, until the expiration of the statute of limitations (and, to the extent notified by any party, any extensions thereof) of the taxable years to which such return and other documents relate and, unless such returns and other documents are offered and delivered to Seller or Purchaser, as applicable, until the final determination of any tax in respect of such years. In addition, the parties shall comply and Cura, Purchaser and the Cura Shareholders shall cause the Company to comply, with all applicable governmental record retention agreements entered into with any taxing authority with respect to the Company.

      4.6 Remittance of Payments. From and after the Second Closing, Seller shall immediately remit to the Company, in the form received, any payments which it or any Affiliate may receive (such as payments of lease receivables) which properly belong to the Company.

      4.7 Transitional Activities. From and after the Second Closing, Seller promptly shall forward or refer to Purchaser any orders, inquiries and requests received by it for the sale, lease or rental of, or with respect to, the equipment and any other assets owned by the Company and shall, at Purchaser's expense, take all other actions reasonably requested by Purchaser to assist in the prompt and orderly transition of the Business to Purchaser.

      4.8 Termination of Participation in Employee Benefit Plans. Effective as of the Second Closing, the participation of the employees of the Company in any and all employee welfare benefit plans of Seller, including any group health insurance plan, group term life insurance plan, disability plan, or dental plan, shall cease and be terminated, except as may otherwise be required by law. Effective as of the Second Closing, the employees of the Company shall cease to be eligible to participate in any qualified or non-qualified employee retirement benefit plan of Seller, including any profit sharing plan, employee stock option plan, or deferred compensation arrangement. The benefits of the employees of the Company in any such qualified or non-qualified employee retirement benefit plan of Seller, if any, shall be paid to the employees of the Company at such time, and in such manner, as provided under the terms of such plan, and as provided by law. Seller, Cura, Purchaser and the Cura Shareholders shall take, and shall cause the Company to take, all action necessary or required to terminate the participation of the employees of the Company in any such employee benefit plans of Seller in accordance with these provisions.

     4.9 Office Space. For a period of 12 month immediately following the Closing Date, Seller shall provide Robert A. Wehrmeyer, Jr. with an office and access to a reception area at KCI Real Properties on the 3rd Floor of the KCI Tower located at 8023 Vantage Drive, San Antonio, Texas 78230, or such other location designated by Seller and reasonably acceptable to Mr. Wehrmeyer, for the sole purpose of managing the Business; provided that (i) Mr. Wehrmeyer shall be responsible for all phone charges, secretarial costs and other expenses directly related to his occupancy of such office space and (ii) Mr. Wehrmeyer's occupancy and use of such office space shall not disturb the business operations of Seller.

                               ARTICLE 5

        COVENANTS OF CURA, PURCHASER AND THE CURA SHAREHOLDERS

      5.1 Review of the Company. Cura, Purchaser and the Cura Shareholders may, prior to the Closing Date, through their respective representatives, review the properties, books and records of the Company. Seller shall cause the Company to permit Cura, Purchaser and the Cura Shareholders and their respective representatives to have reasonable access to the premises and to the books and records of the Company during normal working hours and to furnish Cura, Purchaser and the Cura Shareholders with such financial and operating data and other information with respect to the business and properties of the Company as Cura, Purchaser or the Cura Shareholders shall from time to time reasonably request. The parties hereto acknowledge that Robert A. Wehrmeyer, Jr., as an affiliate of Purchaser, has entered into a Letter of Intent dated February 9, 1995 (the "Letter of Intent") and Cura,
Purchaser and the Cura Shareholders hereby agree that they and their respective affiliates shall comply with the confidentiality provisions set forth in paragraph 5 thereof.

      5.2 Best Efforts. Cura, Purchaser and the Cura Shareholders, jointly and severally, agree to use their best efforts to take, or cause to be taken, all action to do, or cause to be done, and to assist and cooperate with the other parties hereto in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

      5.3 Use of Name. For a period of one (1) year immediately following the Second Closing, Purchaser and/or a subsidiary controlled by Cura shall have the right to use (i) the name "KCI Financial Services" in the operation of the business of the Company and (ii) all advertising, promotional and operational materials which have been printed by the Company prior to the Closing Date which bear the name "KCI Financial Services" (the "Printed Materials"). On or before the one year anniversary of the Closing Date, Purchaser shall, and shall cause the Company to, cease operating under the name "KCI Financial
Services'' or a name substantially similar and any other name or trademark under which the Company is doing business, cease use of the Printed Materials, and operate under a name that does not include the word "Kinetic" or the initials "KCI" and is not deceptively similar thereto. Further, Cura, Purchaser and the Cura Shareholders shall not, nor permit the Company to, grant any rights to any individual, corporation, partnership or other entity to use, or otherwise consent to the use of, (i) any name or mark deceptively similar to "KCI Financial Services'' or (ii) the Printed Materials.

     5.4 Financing. Cura, Purchaser and the Cura Shareholders, jointly and severally, agree to keep Seller continuously informed as to the status of the discussions with Bank One relating to the financing of the transactions contemplated hereby. Purchaser shall immediately notify Seller if Cura, Purchaser or any of the Cura Shareholders have reason to believe that Purchaser will not be able to obtain the funds necessary to fund the transactions contemplated hereby.

      5.5 Negative Covenants. Except as expressly provided herein, between the First Closing and the Second Closing, without the prior written consent of Seller which shall not be unreasonably withheld, Purchaser shall not cause or permit the Company to:

           (a) make any change in the Company's authorized or issued capital stock; grant any stock option or other right to purchase shares of the Company's capital stock or other securities; issue or make any commitment to issue any security by the Company, including any security convertible into capital stock; grant any registration rights; or purchase, redeem, retire or make any other acquisition of any shares of any capital stock or other securities;

           (b) fail to pay or discharge when due any liability or obligation of the Company, except where the Company, in good faith, contests such liability or obligation; or

           (c) enter into or amend any contract with Purchaser or Cura or any affiliate of Purchaser or Cura.

                               ARTICLE 6

        CERTAIN CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATIONS

           All obligations of Purchaser to be discharged under this Agreement are subject to the fulfillment, prior to or at the First Closing, of each of the following conditions, unless waived in writing by Purchaser by the First Closing:

      6.1 No Material Adverse Change. From the date of this Agreement to the Closing Date, there shall not have been a material adverse change in the business, financial condition or results of operations of the Company.

      6.2 Representations and Warranties. The representations and warranties of Seller contained in this Agreement or in any Schedule delivered pursuant hereto shall be true and correct in all material respects on and as of the Closing Date.

     6.3 Performance of Agreements. Each and all of the agreements of Seller to be performed at or prior to the Closings pursuant to the terms hereof shall have been duly performed in all material respects.

      6.4 No Injunction. No court or other government body or public authority shall have issued an order which shall then be in effect restraining or prohibiting the completion of the transactions contemplated hereby.

      6.5 Governmental Approvals. All governmental and other consents and approvals necessary to permit the consummation of the transactions contemplated by this Agreement shall have been received.

      6.6 Conversion of Affiliate Debt. Seller shall have caused all of the indebtedness owed by the Company to Seller or any of its Affiliates to be converted into equity and the amount of such converted indebtedness shall be treated as a contribution by Seller to the capital of the Company.

      6.7 Primary Vendor Agreement. Seller shall have executed and delivered a Primary Vendor Agreement, in substantially the form of Exhibit D hereto.

      6.8 Artwork. Seller shall have transferred to Purchaser all of its rights, title and interest, if any, in the artwork described on Exhibit E hereto.

      6.9 Assignment of Confidentiality Agreements. Seller shall have assigned to the Company the Confidentiality Agreements between Seller and each of the parties listed on Exhibit C hereto.

      6.10 Assignment of Rights. Seller shall have transferred all of Seller's rights, if any, to the assets listed on Exhibit F hereto.


                               ARTICLE 7

                  CONDITIONS TO SELLER'S OBLIGATIONS

      All obligations of Seller to be discharged under this Agreement are subject to the fulfillment, prior to or at the First Closing, of each of the following conditions, unless waived in writing by Seller by the First Closing:

      7.1 Representations and Warranties. The representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date.

     7.2 Performance of Agreements. Each and all of the agreements of Purchaser to be performed at or prior to the Closings pursuant to the terms hereof shall have been duly performed in all material respects.

      7.3 No Injunction. No court or other government body or public authority shall have issued an order which shall then be in effect restraining or prohibiting the completion of the transactions contemplated hereby.

      7.4   Governmental  Approvals.   All  governmental  consents  and
approvals, if any, necessary to permit the consummation of the transactions contemplated by this Agreement shall have been received.

      7.5 Release of Seller. Seller shall have been released to its satisfaction from any and all obligations arising under "Make-Well" agreements, guarantees or similar arrangements executed by Seller in connection with the Company's obligations arising out of its equipment financing, including, without limitation, the financing arrangements with Norwest Financial Leasing, Inc., Bank One Utah and First Security Leasing.

                               ARTICLE 8

                     SURVIVAL OF REPRESENTATIONS;
                            INDEMNIFICATION

       8.1 No Survival of Representations. Except for the representations and warranties set forth in (a) Section 2.13 which shall survive until April 30, 1996, and (b) Sections 2.7, 2.9 and 3.8 which shall survive until the longest statute of limitations period applicable to the subject matter thereof has expired, the representations and warranties of Seller and Purchaser contained in this Agreement shall not survive the Closings.

      8.2 Indemnification by Seller. Subject to the limitations and terms set forth in this Article 8 and in Section 9.2 hereof, Seller agrees to indemnify Purchaser with respect to any and all claims, losses, liabilities, costs and expenses (including attorneys' fees and reimbursable expenses) which may be reasonably incurred by Purchaser arising out of any breach by Seller of any of Seller's representations, warranties, covenants or agreements made in this Agreement; provided, however, that Purchaser shall be entitled to seek indemnification hereunder only when, and only with respect to the amount by which, the aggregate of all such claims exceeds $10,000 (the "Basket"). Notwithstanding the foregoing, any claims for indemnification arising out of the breach by Seller of the representations and warranties made in Sections 2.7 and 2.9 hereof shall not be subject to, or applied against, the Basket. The maximum liability of Seller to Purchaser for indemnification hereunder shall be $7,225,000. Notwithstanding any of the foregoing, Purchaser shall not be entitled to indemnification for breaches of representations and warranties which do not survive the
Closings pursuant to Section 8.1 above or breaches of covenants and agreements contained herein to be performed at or prior to First Closing and, with respect to representations and warranties which survive the Closings, Purchaser shall only be entitled to indemnification hereunder with respect to claims for which Notice of Claim (as hereinafter defined) shall have been given prior to the termination of such representation and warranty pursuant to the terms of Section 8.1 above.

      8.3 Indemnification by the Company, Cura, Purchaser and the Cura Shareholders. Subject to the limitations and terms set forth in this
Article 8 and Section 9.2 hereof, the Company, Cura, Purchaser and the Cura Shareholders agree, jointly and severally, to indemnify Seller and each of the directors and officers of Seller or the Company (exclusive of any shareholders and affiliates of Cura), with respect to any and all claims, losses, liabilities, costs and expenses (including attorneys' fees and reimbursable expenses) which may be reasonably incurred by Seller or any such directors or officers arising out of (i) any breach by Purchaser of any of its representations, warranties, covenants or agreements made in this Agreement, or (ii) the failure after the Closing Date of the Company to pay or otherwise discharge when due any contractual or other obligation relating to the Business for which obligation Seller is primarily, secondarily or jointly and severally liable, whether as guarantor or otherwise. Notwithstanding any of the foregoing, Seller shall not be entitled to indemnification for breaches of representations and warranties which do not survive the Closings pursuant to Section 8.1 above or breaches of covenants and agreements contained herein to be performed at or prior to Closings and, with respect to representations and warranties which survive the Closings, Seller shall only be entitled to indemnification hereunder with respect to claims for which Notice of Claim (as hereinafter defined) shall have been given prior to the termination of such representation and warranty pursuant to the terms of Section 8.1 above.

      8.4 Notice of Claim. Upon obtaining knowledge thereof, the Purchaser or Seller, as the case may be (the "Indemnitee"), shall promptly notify Seller or Cura, Purchaser and the Cura Shareholders, as the case may be (the "Indemnitor"), in writing of any damage, claim, loss, liability or expense which the Indemnitee has determined has given or could give rise to a claim under Sections 8.2 or 8.3 hereof (such written notice being hereinafter referred to as a "Notice of Claim"). A Notice of Claim shall specify, in reasonable detail, the nature of any claim giving rise to a right of indemnification.

      8.5 Defense of Third Party Claims. With respect to any claim or demand set forth in a Notice of Claim relating to a third party claim, the Indemnitor may defend, in good faith and at their expense, any such claim or demand, and the Indemnitee, at its expense, shall have the right to participate in the defense of any such third party claim. So long as the Indemnitor is defending in good faith any such third party claim, the Indemnitee shall not settle or compromise such third party claim. The Indemnitee shall make available to the Indemnitor or its representatives all records and other materials reasonably required by them for its use in contesting any third party claim and shall cooperate fully with the Indemnitor in the defense of all such claims.

      8.6 Limitations on Claims. In case any event shall occur which would otherwise entitle either party to assert a claim for indemnification hereunder, no loss, damage or expense shall be deemed to have been sustained by such party to the extent of (i) any tax savings realized by such party with respect thereto, or (ii) any proceeds received by such party from any insurance policies with respect thereto.

      8.7 Knowledge. Seller shall not be liable under this Article 8 for a loss resulting from any event relating to a breach of any representation or warranty made in this Agreement if Cura, Purchaser or any of the Cura Shareholders had actual knowledge of such breach on or before the Closing Date or should have discovered such breach on or before the Closing Date during a reasonable due diligence review of the Company's properties, books and records which were made available to Cura, Purchaser and the Cura Shareholders and their respective representatives.

      8.8 Sole Remedy. The sole and exclusive remedy of the Company, Cura, Purchaser and the Cura Shareholders for any and all claims under this Agreement discovered after the First Closing shall be the indemnity set forth in this Article 8, as limited by the provisions set forth elsewhere in this Article 8 and Section 9.2 hereof. Notwithstanding any provision in this Agreement to the contrary, no party shall be able to avoid the limitations expressly set forth in this Article 8 and Section 9.2 hereof by electing to pursue some other remedy.

                               ARTICLE 9

                             MISCELLANEOUS

     9.1 Knowledge of Seller. As used in this Agreement, the term "to the knowledge of Seller", shall mean the actual knowledge of Jackie Roerink, Larry Baker, Lulu Olson, Colleen Serrata or any of the executive officers and directors of Seller exclusive of any actual knowledge of Purchaser or any of the Cura Shareholders.

      9.2 Rescission. In the event that the Second Closing does not occur by 11:59 p.m. C.D.T. on June 15, 1995, Seller shall have the right to rescind this Agreement and the transactions consummated at the First Closing by delivering to Purchaser prior to 5:00 p.m. C.D.T. on June 23, 1995 (i) a notice of such rescission and (ii) a corporate check equal to the First Closing Payment. Immediately upon the receipt by Purchaser of the last of the items set forth in clauses (i) and (ii) of the preceding sentence, all transactions consummated at the First Closing shall be null and void and of no force or effect, and Seller shall be the sole stockholder of the Company.

      9.3 Expenses. The parties hereto shall pay all of their own expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel and financial advisors.

      9.4 Transfer Taxes. All stamp, transfer, documentary, sales, use, registration and other such taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the transactions contemplated hereby (other than those imposed on or measured by the income of Seller) (collectively, the "Transfer Taxes") shall be paid by Purchaser, and Purchaser shall, at its own expense, procure any stock transfer stamps required by, and properly file on a timely basis all necessary tax returns and other documentation with respect to, any Transfer Tax and provide to Seller evidence of payment of all Transfer Taxes.

      9.5 Notification. Until the First Closing, each party shall promptly inform the other in writing of any material variances discovered by the other or its representatives in the representations and warranties of either party contained in this Agreement.

      9.6 Governing Law. The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the laws of the State of Texas applicable to contracts made and to be performed entirely within the State of Texas.

       9.7 Publicity. Except as otherwise required by law or regulation, none of the parties hereto shall issue any press release or make any other public statement, in each case relating to or connected with or arising out of this Agreement or the matters contained herein, without obtaining the prior approval of Purchaser and Seller to the contents and the manner of presentation and publication thereof. The requirements of this Section 9 shall be in addition to those included in paragraph 5 of the Letter of Intent.

      9.8 Disclaimer of Unstated Representations. Seller makes no representation or warranty to Cura, Purchaser or the Cura Shareholders except as specifically made in this Agreement. In particular, Seller makes no representation or warranty to Cura, Purchaser or the Cura Shareholders with respect to any financial projection or forecast relating to the Company.

      9.9 Notices, Etc. All notices, requests, demands and other communications hereunder shall be in writing and, unless otherwise provided herein, shall be deemed to have been duly given upon personal delivery or upon deposit in the United States Mail, postage prepaid, certified or registered mail, return receipt requested, as follows:

If to Cura, Purchaser and/or the  With a copy to:
Cura Shareholders:

Cura Capital Corporation          Robert A. Wehrmeyer, Jr.
4722 South State Street           Chairman and
Salt Lake City, Utah 84107        Chief Executive Officer
Attn: J.C. Norton, President      29739 S. Mellow Wind
                                  Fair Oaks Ranch, Texas 78006

If to Seller:                     With a copy to:

Kinetic Concepts, Inc.            Cox & Smith Incorporated
8023 Vantage Drive                112 E. Pecan, Suite 1800
San Antonio, Texas 78230          San Antonio, Texas 78205
Telephone: (210) 524-9000         Telephone: (210) 554-5257
Facsimile: (210) 308-3993         Facsimile: (210) 226-8395
Attn:  Mr. Raymond R. Hannigan    Attn: Mr. Stephen D. Seidel,
         President and                    Esq.
         Chief Executive Officer
       Mr. Dennis E. Noll, Esq.
         General Counsel
         and Vice President



or at such other address as shall have been furnished to the other parties in writing in accordance herewith, except that such notice of such change shall be effective only upon receipt.

      9.10 Parties in Interest. This Agreement may not be transferred, assigned, pledged or hypothecated by any party hereto, other than by operation of law except that (i) Purchaser may assign this Agreement to any corporation which is majority owned by the Cura Shareholders and
(ii) the Purchaser may grant a security interest in its rights under this Agreement to its secured creditors. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

      9.11 Entire Agreement. This Agreement, including the Exhibits, Schedules and other documents referred to herein which form a part hereof, paragraph 5 of the Letter of Intent (as contemplated in Section
5.1 hereof) and the terms of the March 14 Letter, contain the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter other than paragraph 5 of the Letter of Intent (as contemplated in Section 5.1 hereof) and the March 14 Letter.

      9.12 Amendments. This Agreement may not be changed orally, but only by an agreement in writing signed by the parties hereto. Any provision of this Agreement can be waived, amended, supplemented or modified by written agreement of the parties hereto.

      9.13 Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.

      9.14 Third Party Beneficiaries. Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto.

     9.15 Further Assurances. Each party hereto shall use best efforts to comply with all requirements imposed hereby on such party to cause the transactions contemplated hereby to be consummated as contemplated hereby and shall, from time to time and without further consideration, either before or after the Closings, execute such further instruments and take such other actions as any other party hereto shall reasonably request in order to fulfill its obligations under this Agreement and to effectuate the purposes of this Agreement and to provide for the orderly and efficient transition of the ownership of the Company to
Purchaser.   Each party hereto shall, for five years after the  Closing
Date, retain its various books and records relating to the Company and shall, upon prior notice, provide any party hereto and its authorized representatives reasonable access thereto. Each party hereto shall promptly notify the other parties hereto of any event or circumstances known to such party that could prevent or delay the consummation of the transaction contemplated hereby or which would indicate a breach or non-
compliance   with   any  of  the  terms,  conditions,  representations,
warranties or agreements of any of the parties to this Agreement.

      IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement as of the date first above written.

                          KCI FINANCIAL SERVICES, INC.



                          By:  ________________________
                               Robert A. Wehrmeyer, Jr.
                               President

                          KINETIC CONCEPTS, INC.



                          By:  _________________________
                               Dennis E. Noll
                               Vice President

                          CURA CAPITAL CORPORATION


                          By:  ________________________
                               Robert A. Wehrmeyer, Jr.
                               Chairman of the Board,
                               Chief Executive Officer
                               and President

                          MG ACQUISITION CORPORATION


                          By:  ________________________
                               Robert A. Wehrmeyer, Jr.
                               Chairman of the Board
                               Chief Executive Officer

                          CURA SHAREHOLDERS




                              Robert A. Wehrmeyer, Jr.



                              J.C. Norton



                               EXHIBIT A



 List of Shareholders in CURA Capital Corporation



               Robert A. Wehrmeyer, Jr.
               John C. Norton




Robert A. Wehrmeyer, Jr. owns 70% and John C. Norton owns 20% of the shares of CURA Capital Corporation.






                                 EXHIBIT B

                    List of Equipment Categories Leased




                              Central Supply
                                 Infusion
                                Monitoring
                                Respiratory
                              Specialty Beds
                                Diagnostic
                                Acute Care
                               General Care
                             Physical Therapy
                         Specialized Practicianer
                               Home Therapy
                           Misc. Medical Related









                               EXHIBIT C

                      CONFIDENTIALITY AGREEMENTS




1. Confidentiality Letter Agreement dated February 22, 1995 between Kinetic Concepts, Inc. and Griffin Equity Partners, Inc.

2. Confidentiality Letter Agreement dated February 23, 1995 between Kinetic Concepts, Inc. and Copelco Financial Services Group, Inc.

3. Confidentiality Letter Agreement dated February 22, 1995 between Kinetic Concepts, Inc. and TETRA Financial Group.

4. Confidentiality Letter Agreement dated February 22, 1995 between Kinetic Concepts, Inc. and LINC Anthem Corporation.

5. Confidentiality Letter Agreement dated February 22, 1995 between Kinetic Concepts, Inc. and First Sierra Financial, Inc.

6. Confidentiality Letter Agreement dated February 22, 1995 between Kinetic Concepts, Inc. and Americorp Financial, Inc.

7. Confidentiality Letter Agreement dated February 22, 1995 between Kinetic Concepts, Inc. and Kropschot Financial Services.

8. Confidentiality Letter Agreement dated February 22, 1995 between Kinetic Concepts, Inc. and Rockford Industries, Inc.

9. Consulting Agreement dated January 5, 1995 with Robert W. Kohlmeyer, doing business as Corporate Capital Services.




                               EXHIBIT D



                             CONFIDENTIAL



                                  KCI

                       FINANCIAL SERVICES, INC.



                       MEDICAL EQUIPMENT LEASING
                       PRIMARY VENDOR AGREEMENT
                                  FOR

                        KINETIC CONCEPTS, INC.

                                  AND

                           ITS SUBSIDIARIES









                             CONFIDENTIAL

                        KCI FINANCIAL SERVICES



                       MEDICAL EQUIPMENT LEASING
                       PRIMARY VENDOR AGREEMENT

This Primary Vendor Agreement (the "Agreement"), dated this 15th day of June, 1995 by and between Kinetic Concepts, Inc., a
Texas corporation ("KCI"), and KCI Financial Service, Inc., a Delaware corporation ("KCIFS").

     WHEREAS, KCI and its direct and indirect subsidiaries (hereinafter collectively referred to as the "KCI Companies") seek, among other things, advantageous purchasing opportunities for its customers and potential customers through the leasing of the medical devices and equipment the KCI Companies distribute; and


    WHEREAS, KCIFS is in the business of leasing medical devices and equipment (collectively, "Medical Equipment") and providing related services and is willing to offer advantageous leasing opportunities to the customers of the KCI Companies;


  NOW, THEREFORE, the parties hereto agree as follows:

     1. Basis of Agreement. This agreement is a non-exclusive primary vendor agreement for the lease of Medical Equipment as may be requested by any of the KCI Companies on behalf of its customers. By designating KCIFS as its primary vendor, KCI agrees, and agrees to cause the other KCI Companies, to consider KCIFS first for their customers' Medical Equipment leasing needs, subject to the terms and conditions set forth herein. Notwithstanding any provision in this Agreement to the contrary, this Agreement shall not obligate any of the customers or potential customers of any of the KCI Companies and such customers and potential customers may, in their sole discretion, lease Medical Equipment and obtain related services from any third party vendor.

    2. Term. The initial term of this Agreement (the "Initial Term") shall commence on the date of this Agreement and shall terminate on the third anniversary of such date, subject to earlier termination or extension as hereinafter provided. Thereafter, KCI may, in its sole discretion, extend the term of this Agreement for two successive twelve month terms (each, an "Additional Term"). KCI may elect to extend the term of this Agreement for the Additional Terms by giving written notice to KCIFS, (i) with respect to the first Additional Term, at any time prior to the expiration of the Initial Term and (ii) with respect to the second Additional Term, at any time prior to the expiration of the first Additional Term.

   3. Primary Vendor; Non-Exclusivity. During the Term, the parties agree that the KCI Companies may, from time to time, identify a customer or potential customer to whom it desires to market and promote its products and services jointly with the leasing programs and services of a third party vendor. If any of the KCI Companies decides to pursue such marketing strategy with a customer or potential customer, such KCI Company shall first refer to the Price List (as hereinafter defined) or, if the leasing program and services desired for such customer are not on the Price List, request that KCIFS prepare a Quotation (as hereinafter defined), for the purpose of determining the lease rates, terms and conditions upon which KCIFS is willing to provide a leasing program and related services for Medical Equipment to such customer or potential customer (hereinafter referred to as the "KCIFS Proposal"). In the event that a KCI Company believes that another third party vendor may provide leasing programs and related services for Medical Equipment on terms more favorable than the KCIFS Proposal, such KCI Company may, in its sole discretion, solicit proposals from other third party vendors to provide leasing programs and related services for Medical Equipment to customers or potential customers. If such KCI Company decides, in its sole discretion, to present a proposal of a third party vendor to provide leasing programs and related services for Medical Equipment to a customer or potential customer, such KCI Company shall present the KCIFS Proposal unless such KCI Company believes that the proposal of another third party vendor is more favorable, in which event such KCI Company may present the proposal of such third party vendor. Notwithstanding any provision in this Agreement to the contrary, nothing herein shall (i) require any of the KCI Companies to present a proposal to provide a leasing program and related services for Medical Equipment to any customer or potential customer or (ii) prohibit any of the KCI Companies from providing their own leasing programs and related services for Medical Equipment to their customers or potential customers.

   4. Equipment Lease Programs. KCIFS shall offer the customers of each of the KCI Companies certain leasing programs and related services for Medical Equipment on the terms and conditions and at the lease rates set forth on Exhibit A attached hereto (the "Price List"). KCIFS may amend the Price List as it, in its sole discretion, deems necessary including, without limitation, adding or deleting leasing programs and changing lease rates. Notwithstanding the preceding sentence, KCIFS shall not delete any leasing program or increase any of the leasing rates set forth on the Price List for a period of six (6) months from the date hereof and KCIFS shall notify KCI and provide the KCI Companies with any proposed amendment to such Price List at least sixty (60) days in advance of the effective date of any such amendments. KCIFS will consider adding to the Price List such programs and services that are not currently included on the Price List but for which KCIFS receives frequent requests from the KCI Companies.

   5. Types of Equipment to be Leased. KCIFS shall provide a lease quotation (the "Quotation") to the KCI Companies for virtually any type of FDA approved Class 1, 2, or 3 medical devises and/or equipment upon receipt from any of the KCI Companies of a lease request in substantially the form of Exhibit B attached hereto (the "Lease Request Form"). The Lease Request Form shall describe in detail the manufacturer, model, quantity, purchase price and desired lease options for each desired lease. KCIFS shall respond with the Quotation directly to the requesting KCI Company within 5 days of the request.

   6. Reports. Within forty-five (45)days following the end of each calendar quarter, KCIFS shall provide to the KCI Companies an administrative activity sales report specifying the previous quarter's volume of KCIFS leasing revenue for the customers of each KCI Company and the aggregate revenue for the customers of the KCI Companies.

   7. Purchase Orders. If a customer accepts a KCIFS Proposal, the customer, or the KCI Company on behalf of such customer, will, place the order for Medical Equipment with KCIFS. Any dispute concerning such purchase orders or any invoices, goods, materials, shipments, schedules, and deliveries related thereto shall be handled by KCIFS directly with the customer which has placed such purchase order.

       8. Propietary/Confidential Information. KCI acknowledges KCIFS's proprietary rights in the programs and services covered by this Agreement and further agrees that all reports, documents and materials provided to the KCI Companies constitute "Confidential Information"; provided, however, the term "Confidential Information" does not include information (i) which was publicly known, or otherwise known to any of the KCI Companies, at the time of disclosure, (ii) which subsequently becomes publicly known through no act or omission by the KCI Companies, or (iii) which otherwise becomes known to any of the KCI Companies, other than through disclosure by the KCI Companies, provided that such source is not a source that the KCI Companies have actual knowledge is bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to KCIFS or any other party with respect to such information. KCI agrees, and agrees to cause the other KCI Companies, to maintain such Confidential Information in confidence and, in all circumstances, KCI agrees that such Confidential Information shall remain the exclusive property of KCIFS and, except as contemplated by this Agreement, may not be duplicated or used in any way by the KCI Companies at any time during or after the term of this Agreement without the prior written consent of KCIFS. Except with respect to customers and potential customers of the KCI Companies, the Confidential Information shall not be made available to organizations, corporations, or individuals not directly associated with the KCI Companies. Upon termination of the Agreement, KCI shall, and shall cause the other KCI Companies to, if requested, return to KCIFS documents and materials containing Confidential Information provided by KCIFS to the KCI Companies, except as otherwise necessary for KCI Companies' record keeping.

      9. Books and Records. KCIFS agrees to keep, maintain and preserve complete and accurate books, records and accounts of the transactions contemplated hereby and such additional books, records and accounts as are necessary to verify KCIFS's compliance hereunder. All such books, records and accounts shall be available for inspection and audit by the KCI Companies and their respective authorized representatives at any reasonable time during the term of this Agreement and for two years thereafter, with reasonable frequency, during reasonable business hours, and upon reasonable notice. All such audits shall be conducted solely at the expense of the KCI Companies. The exercises by the KCI Companies of the right to inspect and audit shall be without prejudice to any other rights or remedies of the KCI Companies.

      10. Termination. Notwithstanding any provision of this Agreement to the contrary, this Agreement may be terminated by either party on the first anniversary date of this Agreement, or any succeeding anniversary date, provided that such party's decision to terminate this Agreement shall be given by such party to the other party at least six (6) months prior thereto. In the event either party shall give notice to the other that such other party has materially defaulted in the performance of any obligation under this Agreement, and such default shall not have been cured within thirty (30) days following the giving of such notice in writing, the party giving such notice shall have the right to terminate this Agreement immediately.

      11. Force Majeure. If either of the parties hereto is delayed or prevented from fulfilling any of the obligations under this Agreement by Force Majeure, said party shall not be liable for any loss or damage resulting from the delay or failure thereof. "Force Majeure" means any cause beyond the reasonable control of a party.

     12. Indemnity. KCIFS agrees to indemnify the KCI Companies against and hold it harmless from and against all damages, losses, costs and expenses imposed upon or incurred by any of the KCI Companies for damages resulting from the death or injury to persons or destruction of property resulting from or arising out of (i) any breach or failure to perform any of KCIFS's representations, warranties, covenants or agreements herein or (ii) any operations or activities of KCIFS.

    13. Waiver. The failure of any party to this Agreement at any time or times to require the performance of any provisions of this Agreement shall in no manner affect the right to enforce the same; and no waiver by any party to this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed or construed either as a further or continuing waiver of any such provision or breach or as a waiver of any other provision (or of a breach of any other provision) of this Agreement.

     14. Severability. If any part of this Agreement should be held to be void or unenforceable, such part will be treated as severable, leaving valid the remainder of this Agreement notwithstanding the part or parts found void or unenforceable.

     15. Assignment. The Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but may not be assigned without the prior written consent of the other party. KCIFS shall have the right to assign this Agreement to any entity controlled by KCIFS shareholders.

     16. Governing Law. The validity of this Agreement, the interpretation of the rights and duties of the parties hereunder and the construction of the terms hereof shall be governed in accordance with the laws of the State of Texas.

     17. Notice. Any notice or other communication by either party to the other shall be in writing and shall be given, and be deemed to have given, if either delivered personally or by certified mail addressed to:



If to the KCI Companies             If to KCIFS:

Kinetic Concepts, Inc.              KCI Financial Services, Inc.
8023 Vantage Drive                  4733 South State Street
San Antonio, Texas  78230           Salt Lake City, Utah  84107
Telephone:  (210) 524-9000          Telephone: (801) 281-2100
Facsimile:  (210) 308-3993          Facsimile: (801) 281-2108
Attn:  Mr. Dennis E. Noll, Esq.     Attn: J.C. Norton
         General Counsel                     President
                                             and Vice President


or   to   such other address, and to the attention of such other  person or officer as either party may designate in writing.

    19. Authorization. Each of the persons executing this Agreement on behalf of a corporation or other legal entity personally warrants and represents that they have the requisite and necessary approval and authority to execute the Agreement on behalf of the corporation or other legal entity on whose behalf this Agreement is signed.

     20. Complete Agreement. This Agreement and all exhibits attached hereto shall constitute the entire agreement of the parties and shall supersede any and all other agreements, whether oral or written, between the parties hereto with respect to the subject matter hereof, and there are no other agreements, terms or conditions relating to the subject matter of this Agreement which are not contained herein.

     21. Amendment and Modification. This Agreement may be amended or modified only by written agreement executed by KCIFS and KCI.

     22.   Joint Venture, Partnership and Agency.  Nothing contained  in
this   Agreement shall be deemed to create a joint venture,  partnership or agency relationship between KCIFS and any of the KCI Companies.



IN   WITNESS   WHEREOF,  the  parties hereto have  duly  executed   this
Agreement effective as of the date first above written.

                                KINETIC CONCEPTS, INC.



                                By: DENNIS E. NOLL
                                    Dennis E. Noll, Vice President



                               KCI FINANCIAL SERVICES, INC.



                               By: ROBERT A. WEHRMEYER, JR.
                                   Robert A. Wehrmeyer, President





                               EXHIBIT E




                                Artwork

               The actual document says "See Attached".
 The attachments are seven (7) pieces of contemporary artwork entitled
                "Creating Efficiencies for Healthcare".









                               EXHIBIT F

                            QUITCLAIM DEED

       This Quitclaim Deed (the "Quitclaim") is executed as of the 15th day of June, 1995, by Kinetic Concepts, Inc., a Texas corporation
("Seller"), in favor of KCI Financial Services, Inc., a Delaware corporation (the "Company").

                         W I T N E S S E T H:

      WHEREAS, Seller proposes to enter into a Stock Purchase Agreement (the "Stock Purchase Agreement") with the Company, MG Acquisition Corporation, a Delaware corporation ("Purchaser"), Cura Capital Corporation ("Cura"), a Delaware corporation and parent of Purchaser, and the individuals listed on Exhibit A thereto (the "Cura Shareholders") being the principal shareholders of Purchaser, whereby Seller will sell 346 shares of common stock, par value $.10 per share (the "Common Stock"), to Purchaser and 654 shares of Common Stock to the Company; and

      WHEREAS, as a condition precedent to the consummation of the transactions contemplated by the Stock Purchase Agreement, Seller has agreed to quitclaim all of its rights, if any, to certain assets to the Company;

       NOW, THEREFORE, for and in consideration of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller does hereby quitclaim to the Company all of Seller's right, title and interest, if any, in and to the following:

           (i) the artwork set forth on Exhibit A attached hereto and incorporated herein by reference; and
           (ii) the assets listed on Exhibit B attached hereto and incorporated herein by reference.

      All of the assets set forth or incorporated by reference in this Quitclaim are hereinafter collectively referred to as the "Assets". Seller does not make any representations herein that it has title to any of the Assets.

      IN WITNESS WHEREOF, Seller has duly executed this Quitclaim as of the date first above written.

                                KINETIC CONCEPTS, INC.

                                By: DENNIS E. NOLL
                                    Dennis E. Noll, Vice President




                               EXHIBIT A
                        (to the Quitclaim Deed)



                                Artwork









         Included are seven (7) pieces of contemporary artwork entitled "Creating Efficiencies for Healthcare".








                              EXHIBIT F *

                           Assets to be Sold


A   All  of  the  following assets are located at 4733 South State
   Street, Suite 200, Salt Lake City, UT 84107

     (i)  Owned Assets:
          a.   Office Furniture - See Schedule 1
          b.   Office Equipment - See Schedule 2
          c.   Off Lease Medical Equipment - See Schedule 3
          d.   Commercial Software Programs - See Schedule 4

     (ii) Leased Assets:
          a.   Xerox Model 5350 Copy Machine
          b.   Pitney Bowes Postage Meter


     All of the following assets are located at 8023 Vantage Drive, San Antonio, TX 78230

     (i)  Owned Assets:
          a.   Office Furniture - See Schedule 5

B    Leased Assets (Company as Lessor):

     Schedule 6 is a listing of all assets leased by Company





               * Also serves as Exhibit "B" to the Quitclaim Deed


                               EXHIBIT F

                              Schedule 1

                           Office Furniture


Qty  Items
1    2 door Cole vertical file cabinet
4    2 drawer file cabinet - lateral
2    2 drawer file cabinet - vertical
6    4 drawer file cabinet
3    5 drawer file cabinet
2    60" table
9    burgundy wheeled chairs
3    black board
1    black executive chair
2    black end table
3    black leather arm chairs
1    black love seat and chair set
1    computer table
1    DBL Herman Miller wall/work station w/wall flippers
4    kitchen chairs
1    desk w/ drawer
1    dining table
1    drawer file cabinet 30" wide lateral
1    fax stand
6    Herman Miller work station
16   Herman Miller work station wall boards
16   Harman Miller work station wall files
1    microwave
1    fridge
9    potted plants
1    printer stand
2    printer table
2    purple love seat
1    postage machine table
1    table lamp
2    typewriter stand
3    walnut credenza
1    walnut DBL pad desk
19   wheeled office chairs
1    wall unit w/48" file drawer & magazine rack
1    wall unit with wipe board
1    walnut 3 shelf book case
1    walnut desk
1    walnut desk with left return
1    walnut printer stand
1    walnut 5 shelf book case
3    Desk/Credenza Sets
3    Bookcase
1    Purple Couch


                               EXHIBIT F

                              Schedule 2



                           Office Equipment



Qty     Items
8       Ten Key calculators
1       Canon Fax Machine               s/n B002814
1       Canon 350 Typewriter            s/n A92024185
9       CPU's                           s/n CK11239, CK11242, 18412,
                                        4002518,PCC23485,6326HEP61405,
                                        NWC32439,CK11103
1       Dictaphone Transcriber
12      Panasonic Telephones
1       Panasonic Switch
1       IBM Typewriter
12      Key Boards                      s/n 00097122, 42630152,
                                        HN9445007234, HN9449003094,
                                        HN9449007242, 901044M18391,
                                        I7539207,901044M18410,
                                        00099658, HY487044, 83500132T,
                                        00099103
1       Toshiba Lap Top Computer        01313547A
2       HP Laser Jet II Printers        s/n 2814J14057
3       HP Laser Jet IIp Printers       s/n 3003J0056E, 3002J002K2,
                                        3003JG1GH7
3       Modems                          s/n 8640085, 04553371, 332525
10      Monitors                        s/n 129171715, MBQHA212316039,
                                        049296719, 7XC05334A, 40400621,
                                        143805001, 09N07655D, 13L06070C
5       Okidata Microline 320 Printers  s/n 003C0295455, 808A0056993,
                                        005CD347232, 94231787,
                                        209C6805339
1       Toshiba Docking Station         s/n 5215643
1       CPU Network                     s/n 6251HDT30052
1       FAX Server                      s/n B002814
1       Tape Backup
1       HP Paintjet 300 XL Printer      s/n 3205A27401
1       Canon Canonfile 510 Scanner     s/n 32100685
1       Canon Fileprint 300             s/n L10240A




                              SCHEDULE F
                               SECTION 3
                          OFF-LEASE EQUIPMENT



    EQUIPMENT DESCRIPTION      ASSET KEY    SERIAL #


Adult Star Vent (4)                   9656

Adult Star Vent                       7934    21152112
Adult Star Vent                       7935    25154112
Adult Star Vent                       7936    21518122
Adult Star Vent                       7937    25164122

Arcon St Static Testing               4406       50130
Arcon HD Hand Dynamometer             4407        4099
Arcon HD Hand Dynamometer             4408        4565
Arcon ROM Dual Inclinometer           4409        3137
Arcon ELC Dynamic Lift Task           4410        6061
Arcon SVA Static Video Anal.          4411        7011
U of M Software                       4412


AVI 210                                      210001521
AVI 210                                      210001143
AVI 210                                      210001492
AVI 210                                      210001249
AVI 210                                      210001539


AVI 400                                      400008288
AVI 400                                           8310
AVI 400                                           8893
AVI 400                                           8902
AVI 400                                           8947
AVI 400                                           9044
AVI 400                                           9077



Bard Rechargable Batt- Pack           8849     B070877
Bard Rechargable Batt- Pack           8850     D010854
Bard Rechargable Batt- Pack           8851     C101005
Bard Rechargable Batt- Pack           8852     B070879
Bard Rechargable Batt- Pack           8853     D010836
Bard Rechargable Batt- Pack           8854     D050703


Bard 202                              8183     C110410
Bard 202                              8184     C110457
Bard 202                              8185     C110216
Bard 202                              8186     C110208
Bard 202                              8187     8083552
Bard 202                              8188     C100911
2 Bard 202's                          9546     D051095
Bard 202                              9547     D041086


Bard 202                              6863     C050179
Bard 202                              6864     C050044
Bard 202                              6865     C050125
Bard 202                              6866     C050163
Bard 202                              6867     C050043
Bard 202                              6868     C050150
Bard 202                              6869     C050032
Bard 202                              6970     C031303
Bard 202                              6971     C050108
Bard 202                              6972     C050181
Bard 202                              6973     C050169
Bard 202                              6974     C050142
Bard 202                              6975     C050065
Bard 202                              6976     C050175
Bard 202                              6977     C050033
Bard 202                              6978     C050149
BARD 202 POLE CLAMPS                  6879       76563


Bard 202                              9923     D041057
Bard 202                              9964     D041129
Bard 202                              9965     D050821
Bard 202                              9966     D050348
Bard 202                              9967     D041112
Bard 202                              9968     D041070
Bard 202                              9969     D040282
Bard 202                              9970     D041130
Bard 202                              9971     D041051
Bard 202                              9972     D041128
Bard 202                              9973     D041053
Bard 202                              9974     D041055


Bard 202                              9289     C110259
Bard 202                              9306     C110246
Bard 202                              9307     C121158
Bard 202                              9308     D010040
PUMP POLE LOCK                        9309       77355
PUMP POLE LOCK                        9310       77355
PUMP POLE LOCK                        9311       77355
PUMP POLE LOCK                        9312       77355
500 ML RESERVOIR                      9313
501 ML RESERVOIR                      9314
502 ML RESERVOIR                      9315
503 ML RESERVOIR                      9316


BARD 202 W/RESERVOIR                   359     B090826
BARD 202 W/RESERVOIR                   360     B100256
BARD 202 W/RESERVOIR                   361     B090825
BARD 202 W/RESERVOIR                   362     B090828
BARD 202 W/RESERVOIR                   363     B100299
BARD 202 W/RESERVOIR                   364     B090828


BEAR 3 VENT                           6347
BEAR 3 VENT                           6348       02710
BEAR 3 VENT                           6350       02716
EXT WARRANTY FOR UPGRD                6352
EXT WARRANTY FOR UPGRD                6353
EXT WARRANTY FOR UPGRD                6354
EXT WARRANTY FOR UPGRD                6355
EXT WARRANTY FOR UPGRD                6356
FREIGHT FOR BEAR VENTS                6361


IVAC 230                              3658


IVAC 2080A THERMOM.                   1568
IVAC 2080A THERMOM.                   1569
IVAC 2080A THERMOM.                   1570
IVAC 2080A THERMOM.                   1571
IVAC 2080A THERMOM.                   1572
IVAC 2080a Thermometers (25)          4239
IVAC 2080a Thermometers (7)             81


IVAC 2080A THERMOM.                   1906       54094
IVAC 2080A THERMOM.                   1907       54720
IVAC 2080A THERMOM.                   1908       54182
IVAC 2080A THERMOM.                   1909       54632
IVAC 2080A THERMOM.                   1910       54276
IVAC 2080A THERMOM.                   1911       65247


IVAC 280                              2970       14853
IVAC 280                              2971       14842
IVAC 280                              2972       14849
IVAC 280                              2973       14847
IVAC 280                              2974       14791
IVAC 280                              2975       14871
IVAC 280                              2976       14825
IVAC 280                              2977       14832
IVAC 280                              2978       14911
IVAC 280                              2979       14473
IVAC 280                              2980       14829
IVAC 280                              2981       14894
IVAC 280                              2982       14827
IVAC 280                              2983       14836
IVAC 580 STARFLOW                       10      13057G


IVAC 310 PCA                          1615     3010510
IVAC 310 PCA                          1616     3010514
IVAC 310 PCA                          1617     3012348
IVAC 310 PCA                          1618     3012350
IVAC 310 PCA                          1619     3012355
IVAC 310 PCA                          1620     3012377
IVAC 310 PCA                          1626
IVAC 310 PCA                          1627


IVAC 560+                             1868    001089WA


IVAC MODEL 4200                       7952
CORE CHECK TEMP                       7953
IVAC MODEL 4200                       8059
IVAC MODEL 4200                       8060
IVAC MODEL 4200                       8061
IVAC MODEL 4200                       8062
IVAC MODEL 4200                       8063
IVAC MODEL 4200                       8064
IVAC MODEL 4200                       8065
IVAC MODEL 4200                       8066
IVAC MODEL 4200                       8067
IVAC MODEL 4200                       8068
IVAC MODEL 4200                       8069
IVAC MODEL 4200                       8070
IVAC MODEL 4200                       8071
IVAC MODEL 4200                       8072
IVAC MODEL 4200                       8073
IVAC MODEL 4200                       8074
IVAC MODEL 4200                       8075
IVAC MODEL 4200                       8076
IVAC MODEL 4200                       8077
IVAC MODEL 4200                       8078
IVAC MODEL 4200                       8079
CORE CHECK TEMP                       8080
CORE CHECK TEMP                       8081
CORE CHECK TEMP                       8082
CORE CHECK TEMP                       8083



LIFENET STM                          10768  9034019261
LIFENET STM                          10769  8950002861
LIFENET STM                          10770  8950004761
LIFENET STM                          10771  8951005861
LIFENET STM                          10772  9027017761

LIFEPAK 5                              241       40955

NELLCOR N-1000 MONITOR                1556    20013948
NELLCOR N-1000 MONITOR                1557    20012322
NELLCOR N-1000 MONITOR                1558    20012323



Protocol Propaq 104-EL                7014     ME00828


Protocol Propaq 104-EL                6954     MEO0678
Protocol Propaq 104-EL                6956     MEO0673
Protocol Propaq 104-EL                6957     MEO0670
Protocol Propaq 104-EL                8682     MEO2099
Protocol Propaq 104-EL                8689     MEO2173
Protocol Propaq 104-EL                8691     MEO2174
Protocol Propaq 104-EL                8692     MEO3065
Protocol Propaq 104-EL                8693     MEO2168
Protocol Propaq 104-EL                8697     MEO2255
Protocol Propaq 104-EL                8700     MEO2167
Protocol Propaq 104-EL                8701     MEO2068
Protocol Propaq 104-EL                8702     MEO2179
Protocol Propaq 104-EL                8705     MEO2180
Protocol Propaq 104-EL                8707     MEO2169
Protocol Propaq 104-EL                9410     MEO3000
Protocol Propaq 104-EL                9412     MEO3003
Protocol Propaq 104-EL                9413     MEO2999
Protocol Propaq 104-EL                9417     MEO2997


Protocol Propaq 104-EL                9515     MEO3295
Protocol Propaq 104-EL                9516     MEO3296
Protocol Propaq 104-EL                9517     MEO3294
Protocol Propaq 104-EL                9518     MEO3298
Protocol Propaq 104-EL                9519     MEO3261
Protocol Propaq 104-EL                9520     MEO3266
Protocol Propaq 104-EL                9521     MEO2952
Protocol Propaq 104-EL                9522     MEO3263
Protocol Propaq 104-EL                9523     MEO3265
Protocol Propaq 104-EL                9524     MEO3260
Protocol Propaq 104-EL                9525     MEO3267
Protocol Propaq 104-EL                9526     MEO3264
Protocol Propaq 104-EL                9527     MEO3259
Protocol Propaq 104-EL                9528     MEO3262


Quest Access Mobility System          4900       A7-91


Space Labs                            4282


ValleyLab 2000B                       1875 K6G6213B-11
ValleyLab 2000B                       1876 K6H6542B-11


YAG LASER                              150
YAG LASER                             4276        8011


ZOLL DEFIB/PACE                       4270        2246

PCA Infusion Pump                     1830     9200111
PCA Infusion Pump                     1831     9240102
PCA Infusion Pump                     1832     9240109
PCA Infusion Pump                     1833     9240112
PCA Infusion Pump                     1834     9240199


BEAR 3 VENTILATOR                     1795        2037
BEAR 3 VENTILATOR                     1796        2026
BEAR 3 VENTILATOR                     1797        2052
BEAR 3 VENTILATOR                     1798        2001
BEAR 3 VENTILATOR                     1799        2008
BEAR 3 VENTILATOR                     1800        2030
BEAR 3 VENTILATOR                     1801        2050
BEAR 3 VENTILATOR                     1802        2058
BEAR 3 VENTILATOR                     1803        2034
BEAR 3 VENTILATOR                     1804        2021


IVAC 2080A THERMOMETER        3511-8579

DATASIM 6100 PATIENT SIM             12948         132
DATASIM 6100 PATIENT SIM             12975         498
INTRA-AORTIC; LEAD & MCLI            12976


MICROAIR 1000 T                      12501     9170347
MICROAIR 1000 T                      12507     9170345
MICROAIR 1000 T                      12508     9170505
MICROAIR 1000 T                      12509     9170348
MICROAIR 1000 T                      12510     9170622
MICROAIR 1000 T                      12511     9170721
MICROAIR 1000 T                      12512     9170245
MICROAIR 1000 T                      12513     9170596

MICRO BED 1000 T                     13519     9170346
MICRO BED 1000 T                     13520     9170348
MICRO BED 1000 T                     13521     9170505
MICRO BED 1000 T                     13522     9170347
MICRO BED 1000 T                     13523     9170627


                               EXHIBIT F

                              Schedule 4

                    Commercial Software Licenses *


                              Lease Plus
                              Real World
                              WordPerfect
                            Microsoft Excel
                           Microsoft Windows
                          Microsoft Publisher
                         Microsoft Powerpoint
                                MS-Dos
                                 Visio





 * Existing software licenses granted to KCI Financial Services, Inc. This conveyance does not relate to any other license granted to Kinetic Concepts, Inc. or any of its other direct or indirect subsidiaries.


                                 EXHIBIT F

                                Schedule 5

                             Office Furniture



Qty       Items
- ---       -----
1         4 Shelf Dark Wood Cabinet
2         Straightback, Stationary Blue Leather Executive chairs
            with Armrests
1         Executive Highback Blue Leather swivel Chair
2         Maroon Barrel Chairs
1         Wingback Highback Maroon Chair
1         Eagle claw Square Cocktail Table
1         HP Laserjet 4 Printer, s/n SAHQ15L204
1         Compac Proline 4-33 Computer
1         Samsung SyncMaster 3 Monitor
1         Compac Keyboard
1         Secretary's Desk
2         Printer Cabinets







                               EXHIBIT F
                              SCHEDULE 6
                   LEASED ASSETS (COMPANY AS LESSOR)


LEASE NUMBER   DESCRIPTION OF LEASED EQUIPTMENT

100249        Various Office Furnishing
100315        Various
100382        LP10 w/pace 3
100385        Intelligent Infusion Pump
100399        various see file
100409        Coloniscope
100413        Defibulators w/ quickpace
100426        VARIOUS
100447        3 Anesthesia systems
100450        4 Lifepak Defibrillators
100461        various
100476        Anesthesia Machine
100483        various spacelabs equipment
100490        various
100491        VARIOUS
100500        3 Ventilators
100512        Surgical Microscope
100520        VARIOUS
100521        T.V.'s & Video players
100523        Pump
100531        Infusion Pump
100535        PCA Pump
100541        59 Healthdyne BX-5000
100542        ATL Ultra Sound
100551        Resolution Video Camera System
100562        Pump
100576        various
100597        Spacelabs Equipment
100619        Infusion Pump
100623        3 Lifepak 300's
100631        Oifepak 3 w/ pacing
100635        VARIOUS
100638        various-see file
100642        3700 Multi Charter
100659        2-Lifepak 10 w/pacing & 1-BSS
100688        BEAR 33 VENT W/ACCUM
100694        (10)LIFEPAK 10 W/ CARRYING CASE
100713        VARIOUS
100717        Lifepak 10
100722        VARIOUS
100723A       ACCESS MOBILITY SYSTEM
100726        Lifepak 10 w/pacing
100759        DPX SYS, DELL, 486-200, DELL MON
100776        VARIOUS
100784        INFRASONICS ADULT STAR VENTILATOR
100785        ADULT BEDSIDE MONITOR SYSTEM
100787        BARD PCA 1 PUMP
100789        ATC 212B MACHINE BARCODE SYSTEM
100795A       ACCESS MOBILITY SYSTEM
100800        VARIOUS
100801        ADDRESSOGRAPH DATACARD 210 EMBOSS
100811        EDENTEC SYSTEM 400 APNEA MONITORS
100821        SIEMENS 900C
100829        DANNIFLEX 450 LOWER LEG CPM
100832        VARIOUS
100847        VARIOUS
100854        HARVARD PCA PUMP W/POLE,CLAMP,WAR
100856        MC44D OXYGEN CONCENTRATOR
100864        VARIOUS
100865        (1) SIX PATIENT MULTI-LEAD T/SYS
100868        BEAR 33 PORTABLE VENTILATOR
100885        VARIOUS
100887        VARIOUS
100892        PCA 1 PUMP
100893        PCA I PUMP 6VDC
100894        5325 SCD CONTROLLER
100898        VH820 HUMIDIFIER
100899        AMBULATORY PCA PUMP W/POLE CLAMP
100902        ATRAC 7000 MONITOR
100903        ARTRAC 7000 MONITOR
100904        VARIOUS
100911        URF-P2 OES TRANS. FIBERSCOPE
100917        PCA I PUMP
100931        BUYOUT FROM IMED
100934        VARIOUS
100936        Bear 3 Ventilator
100937        VARIOUS
100938        VARIOUS
100939        DATACARE 310 EMBOSSER W/KEYBOARD
100940        VARIOUS
100941        VARIOUS
100942        VARIOUS
100947        CORE CHECK TYNPANIC THERMOMTER
100948        VARIOUS
100953        COMPUTER W/INSTALL AND CABLING
100959        VARIOUS
100960        VARIOUS
100969        VARIOUS
100970        VARIOUS
100972        KINAIR TC BED
100976        400A PUMP USA/EN-120V
100977        PCA INFUSION PUMP
100983        2000W/MMU and 4490 Oxyg Concen
100984        INFUSOR PUMP
100985        PROPAQ 102/LCD ECG, NIBP, 2 TEMP
100989        6 CHAN FUKUDA DS3300 MONITOR SYST
100996        (3) Datascope Passport IR EL
100998        (3) Pulse Oximeters
101008        (3) First Step
101010        (55) Bard Ambulatory PCA
101014        (3) First Step
101018        (20) DeVilbiss 44-90 OX Concen
101023        (4) Richards CPM Machines
101028        (3) P.B. 7200 AE Vents
101032        Seabrook, Danninger
101033        (12) Danninger 500 CPM
101034        Various Medical Equipment
101035        (20) P.B. 7200 AE Vents
101037        (1) Olympus TJF-20 OES Duodeno
101039        (1) Konica QX 400 Processor
101040        (45) IVAC 310PCA PUMPS
101042        (10) Danninger 500 CPM
101050        (8) Bear 33 Ventilators
101053        (1) Propaq 102 EL with Printer
101056        (50) P.B. 590 Companion
101066        (2) Richards 4091 CPM
101070        (8) Bard Amb. PCA pumps
101073        (1) Nihon Kohden 8340A ECG
101076        (1) P.B.  7200 AE Vents
101077        (3) Datascope Accutor 3 SAT
101079        (20) PCA2 (12) IV Poles
101080A       VARIOUS
101081        (1) Orbiter 75 DOT
101082        (1) Bear 33 Ventilator
101084        (1) Ohmeda Rascal 2 Anesthesia
101085        (3) Bard PCA1 Pumps
101086        (1) Datascope Visa Central Mon
101093        (3) Nellcor N-200 Pulse oximeters
101095        (6) Ivac 310 PCA Pumps
101096        VARIOUS
101098        (1) Zoll PD 1400 Pacemaker
101103        (5) Bear 1000 Graphics Display
101104        (40) PCAII pumps (11) Printers
101108        Phototherapy Light and Pad
101109        (30) DeVilbiss O2 Concentrator
101114        (1) Propaq 104 LCD
101118        (1) MT-325 TOITU
101121        (6) Bard Ambulator PCA & Poles
101122        (2) Kendall 5325 SCD
101123        Various Medical Equipment
101124        (8) Ivac PCA Pumps
101125        Various Medical Center
101128        (3) Ohmeda 3740 Pulse oximeter
101130        (4) Propaq 106 EL (4) cuff kit
101133        (4) Seabrook Electro Cool
101140        (1) Propaq 102 EL
101144        (20) DeVilbiss 4490 O2 Concent
101149        (2) Oxicom 3000
101151        (6) N-180 (6) N-30
101153        (1) Keller KMS 840 Mini Defib
101155        (4) 486 SX/25 MHZ COMPUTERS
101156        (5) Propaq 106 EL
101161        Various medical equipment
101162        Various Equipment
101163        (1) Lifecare PLV 102 Ventilatr
101164        VARIOUS
101165        Refurbished Picker 1200 SX CT
101166        (1) First Step with Mattress
101171        Various Medical Equipment
101172        (1)MiniMed III (3)N-10 (3)1250
101173        (1) Visa Central (4) Passport
101176        (1) Bear 33 Ventilator
101177        Internal Feeding pumps
101182        (2) Propaq 104 EL Monitors
101183        (5) Zoll PD-1400 Defib
101185        (1) MDE Escort 300A
101189        (4) 486SX/25 Computer System
101190        (2) Bard PCA2 Pumps
101193        (1) Bear 33 Ventilator
101194        (2) BD 360 (4) Sigma 6000+
101197        Medical Equipment
101198        (2) Zoll Defibrillator
101202        (20) Bard Ambulator PCA pumps
101203        (4) Seabrook Electrocool
101204        (5) 7000 Monitors (15) Dinamap
101205        (30) Medfusion 2001 Infusion
101206        (2) Shoulder CPM (2) Ankle CPM
101207        Protocol and Lifecare Equip.
101208        (2) Infant Star (1) Star Vent
101209        CPSI Computer System 2000
101210        (1) Finesse Smoke Evacuator
101211        BEAR 33 VENTILATORS/ACCUMULATOR
101212        (15) MMU (10) MMU & Apnea
101213        (1) N-180 Pulse Oximeter
101214        (1) OVC Adapter #43101
101216        (10) Bard PCA II
101219        Various Ventilations
101220        Various Medical Equipment
101221        (175) Smart Monitors 970S
101223        VARIOUS SPACELAB EQUIPMENT
101224        (8) Criticare Poet II Monitor
101225        (2) Artromot Shoulder CPM
101226        (8) Seabrook Electri-Cool
101227        (2) Critikon Dinamap 8100
101228        (1) Propaq 102 EL
101229        (2) Propaq 102/EL
101230        (1) Stretchair (3) Computers
101231        (5) Danninger 460 Knee CPM
101232        (7) Invacare Hospital Beds
101233        (5) Ohmeda 5200 CO2 Monitor
101234        (1) Propaq 104/EL Monitor
101235        (1) Lifepak 10 with pacing
101236        Various Olympus Scopes
101237        Corometrics 556 Neotrak Monitr
101238        (82) Monitoring Systems
101240        (20) DeVilbiss 02 Concentrator
101242        (12) CADD-PCA 5800 (3) 5400
101243        Airshields IC Warming Table
101244        Various Medical Equipment
101245        O203) Baxter Infusion Pumps
101246        (1) Datascope 3000 Monitor
101247        (8) N-180, (2) N-6000
101248        (1) Visa Central Monitor Stat
101250        (1) MEMS Hardware Package
101251        (1) MEMS Hardware Package
101252        Gateway 2000 w/Micro Design
101254        (1) Oxinet System, (8) N-200
101256        Blood Bank Refig, Coag-A-Mate
101258        Oxygen Tank Equipment
101259        (4) Bard PCA 2 pumps
101260        (1) Propaq 104 (1) PD1200A etc
101261        11 Hosp. Beds 2 Patient lifts
101263        14 Suction Regulators, 1 cart
101264        (2) Richards Ankle 5190 CPM
101265        (1) Bear 1000 Comprehen Vent
101267        (2) Ivac 310 PCA pumps
101268        (2) Ohmeda 3740 Pulse Oximeter
101272        (2) Nellcor N-10 with printer
101274        (1) PFT Machine
101275        (251) Therarest Mattresses
101277        (1) Propaq 106 LCD
101278        (1) McGaw 521+ pump
101279        (1) Propaq 102/EL w/pulse oxim
101282        (2) Mini Med SP 404
101284        Various Equipment
101285        1 IBM DX2/6, 1 Sys 4, 1 HP 200
101287        Various Medical Equipment
101289        CADD 5700 CADD 5900 CADD 5400
101290        (2) RFB Units
101292        (2) Spacelabs NIBP #90430
101293        1 LP10 1 Propaq 106/EL 1 AS40A
101295        Ohmeda Equipment
101296        (3) Nellcor N-200 pulse oximtr
101300        (1) MEMS Hardware Pkg
101301        MEMS Hardware Package
101303        (1) Propaq 104 (1) Zoll PD1400
101310        2 Infant Star Vent 2 Star Sync
101311        (8) Danninger 500 CPM
101312        (1) Bear 33 Ventilator (demo)
101314        (19) Bard II PCA pumps
101317        (2) Propaq 104/EL with printer
101318        (1) Executone Phone System
101319        (1) Propaq 102 EL with access
101325        (4) Med Mate 1100 Ambulatory
101326        (1) Mailing Machine, (1) Scale
101328        (10) Sigma 6000+ infusion
101330        Various CPM's
101331        (4) Danninger 400i CPM
101333        (1) Bear 1000 Ventilator
101334        6 Seimens Servo 900C, 56 6200
101335        (6) Danninger TTU100
101337        (1) Bird 8400, (1) Resp. BiPap
101338        (8) Dinamap+ 9710, (1) N-6000
101340        (2) Sigma 6000+ pumps (refurb)
101341        (1) Marquette 1250-C
101343        (1) Accu V-400 Absolute Contam
101344        (15) Sigma 6000+ pumps
101345        (15) Propaq 104/EL
101347        Various Office Equipment
101348        (2) Critikon Dinamap 1846 SX
101351        (20) Healthdyne Smart Monitors
101352        Various Medical Equipment
101353        (287) Elan Pharma EP60
101355        (9) First Step MRS
101357        (28) Sigma 6000+ pumps
101358        (6) Danninger TTU100
101359        (1) Imex Lab 9000
101361        (2) McGaw 522 pumps
101363        (3) Seabrook SMS 6000
101364        (3) Bear 1000 Comp Vents
101365        Various Danninger CPMs and TTU
101366        (1) Datascope Passport IR EL
101367        (1) Sigma Infusion Pumps
101368        Various Medical Equipment
101369        Various Medical Equipment
101370        (16) Monaghan High/Low Pressur
101371        Computer System
101372        Various Equipment
101373        (3) Sigma 6000+ pumps
101374        (2) Infrasonics Adult Star
101375        (1) Vent E1001, Transport,
101376        (5) 460 CPM (1) 400i CPM
101378        (4) Bear 33 Vents Complete
101379        (10) Quest 521 Profile pumps
101380        Holter Scanner System
101381        (10) Danninger 450 CPM
101383        (8) MicroAir 1000T
101386        (3) Ivac Vital Signs Mon
101387        (2) HP 8040A (1) Ohio IC Incub
101388        (6) Seabrook Electri-Cool
101389        (2) Kendall 5325 SCD
101390        (4) Propaq 106/EL monitors
101391        5 Ohio Pediatric Aerosol Tent
101392        (6) Respironics Bi Pap ST
101393        (1) Edentrace II Plus
101394        (20) 590 Vent (12) LP6 Vent
101395        (4) P.B. Companion Vents
101396        1 Danninger 500 CPM, 1  400i
101397        (1) Arjo-Century Sara Lift
101398        (1) H.P. XLI EKG Machine
101399        (5) Danninger 450 CPM
101400        Draegger Anesthesia Machine
101401        Various Equipment
101402        Various Chiropractic Equip.
101403        Various CPMs
101404        (3) Block Medical Verifuse
101405        (15) Sigma 6000+ pumps
101406        (5) Danninger 450 CPM
101407        (4) Protocol Propaqs
101410        (1) MDE Escort Link System
101411        EP Lab Data Management System
101413        Various Equipment
101414        (1) Propaq 102 EL
101415        (5) Plexipulse
101416        (6) Seabrook Electri-Cool
101417        (1) Propaq 102 LCD with print
101418        (32) Baxter PCA II Infusion
101419        (1) CF-100TL Video Colonoscope
101420        1 220151 Adult Star 2000 Vent
101421        (1) Imex Lab 9000 Vascular Sys
101422        (1) Protocol Acuity System
101423        (7) Bear 3 Adult Ventilators
101424        (1) Bennett HFQ X-Ray
101425        Various Equipment
101426        (1) Imex Lab 9000
101427        DataSim 6100 Patient Simulator
101428        (1) Danninger 500 CPM
101429        (20) Danninger 400i CPM
101430        (4) Symbol PDT System
101431        (1) Philips BV-26
101432        Various Equipment
101433        (1) Major Lab Hospital Crib
101434        (32) MRD #720 Beds
101435        (1) LP5 Mon. Def. w/Pacer Mod
101436        (165) Ivac model 2080
101437        (10) Danninger 450 CPM
101439        Various Physical Therapy
101440        (12) Zol PD1400 Defib w/access
101441        4 Infrasonics Adult Star Vent
101442        (4) Bear 33 Ventilators
101443        1 Infrasonics 1010 Adult vent.
101444        (10) Sabratek 3030
101446        (1) Infrasonics Infant Star
101447        (1) IMEX LAB MODEL 8000 PVL
101448        (8) Travenol 6300 Infusion
101449        (10) Therarest Mattresses
101450        Digitcom Voice Mail Auto Atten
101451        (3) Danninger 500 CPM
101452        (2) Bear 1000 Ventilators
101453        (5) MICROAIR 1000T
101454        IMEX 9000 LAB
101455        (1) Sigma 6000 Plus
101456        2 Infrasonics Adult Star Vent
101458        6 Infrasonics Adult Star Vents
101459        (15) MOTOROLA 100 WATT RADIO
101460        (4) Plexi Pulse
101461        (10) Danninger 500 CPM
101462        Danninger (12) 500 CPM (1) 600
101463        (10) Danninger 400i CPM
101464        Various Equipment
101465        (1) BEAR 3 VENTILATORS
101467        (12) Sigma 6000+ prgrammable
101468        (4) Sigma 6000+ programmable
101469        (2) Sigma 6000+ pumps
101470        (20) 500 LEG CPM (1)600 SHOULD
101471        (15) DANNINGER 400I CPM
101472        (1) Bennett HFG x-ray generator
101473        VARIOUS
101474        VARIOUS
101475        (185) SIGMA 6000+ PUMPS
101476        (26) Sigma 6000 pumps
101477        PROPAQ OXIMETERS W/PRINTERS
101478        (3) CADD 5900 (16) MDD
101479        (14) KENDALL 5000 AVI PUMPS
101480        CUSTOMER SUPPORT FEE
101481        (3) First Step
101482        (2) Seabrook Dual Temp
101483        (14) SHERWOOD PET PUMPS
101484        (5) USED DANNINGER 450
101485        (4) SIGMA 6000+ PROGRAMMABLE
101487        (2) PDT Symbol Tech LTD 3805
101488        (1) RESPIRONICS BIPAP ST-d
101489        (1) Infrasonics Adult Star 200
101490        (28) NIDEK MARK CONCENTRATOR
101491        various
101492        (1) MEDISAFE SI 2000
101493        SPACELABS BEDSIDE EQUIP.
101494        (12) Plexi Pulse Pumps
101495        (10) Danninger 450 CPM
101496        PDCALL+ & VARIOUS
101497        (35) Ivac Model 2080
101498        (2) Arve Apnea Monitor 2400
101499        (8) SMS 6000, (1) DANN 600 CPM
101500        Various Danninger
101501        (1)Etalon,(1)Coherent Motel T
101502        (7) Danninger 600 Shoulder CPM
101503        (1) Lifepak 300 Mon/Defib
101504        LAB EQUIPMENT
101506        (10)PLEXI PLUSE PUMPS
101507        Various Equipment
101508        3 Sigma 6000 Plus Prog. Pumps
101509        Zoll Pace Maker/Battery Pack
101510        VARIOUS
101511        VARIOUS PDCADD
101512        (2) Vents.(2)MONITOR,(2) Computer
101513        (10)Mobilimb J1 TMJ CPM
101514        (55)Healthdyne Smart Mon 970
101515        ABBOTT PUMP, PULSE OXIMETER,
101516        ORCHARD, ABBOTT, DIAGNOSTIC
101517        Airway Pressure arm, remote box
101518        (2) First Step
101519        (1)Toitu Mon,(1)Critikon 1846
101520        (1) PROPAQ 102 EL
101521        (15) SIGMA 6000+ PROG PUMPS
101523        (1)Coherent I-400-200 Lasersys
101524        (9) Plexipulse Pumps
101525        (30) Medex EZ-1
101526        (10)Sigma 600+ pumps & service
101527        (2)Physio Control Lifepak 300
101528        X-RAY MACHINE
101529        (10) CSZ Blanketrol II, 222
101530        (3)Dann. 400i CPM, (7) 500 CPM
101531        (78)Sigma 6000+ pumps & poles
101532        (15) Danninger 400i CPM
101533        (1) Ricoh FT 4222 Copier
101534        (3) Block Medical Verifuse
101535        (1) FIRST STEP
101536        (3) Electri-Cool (6) Brachet,
101537        (1) Metrecom Lite Table Top
101538        (10) DANNINGER 400i
101539        LIFEPAK 10 W/ CARRYING CASE
101540        (1) Abbott Celldyn 1600
101542        (10) Danninger 460 CPM
101544        (1) Bear 1000 Ventilator
101545        Bennett X-Ray Machine
101546        (1)Drager Breathalyzer 7410
101547        (1) PLEXIPULSE PUMPS
101548        Various
101549        (1) Nihon Kodon EE6710B Enceph
101550        Dental Equipment, Schedule A
101551        (14)BAXTER AP II PCA PUMPS
101552        (1) Invivo 1445
101553        (2) Bear 1000 Vent w/graphics,
101554        (1)Bear 33 Ventilator
101555        (2)5900 Hyper/Hypothermia
101556        3 Passport 3 Accessory 3 color
101557        0040-4150 CLMD 40/60 Watt lasr
101558        (3) 0040-4150 CLMD 40/60
101559        (3)00040-4150 CLMD 40/60 watt
101560        (50)Kendall 5325, (50) 5378
101561        (1) Respironics BiPas S/T-D
101562        4)Mark 5 (10)Aspirator (4)Neb
101563        Various
101564        (10) Sigma 6000+programmable
101565        Various equipment
101566        (3)Dinamap 9710 (3)Printers..
101567        (10)Danninger 460 CPM
101568        (15) Healthdyne 500 Oxygen
101569        (60)Devilbiss 02 Concentrators
101570        (13) Danninger 400ix CPM
101571        (5) Aeros Asperator Model 5100
101572        (4) BEAR 3 VENTILATORS
101573        (6) Plexipulse Pumps
101574        PROPAQ 106 EL W/PULSE OXIMETER
101575        Schedule A
101576        (2) Seabrook SMS 600 Electro-
101577        (8)Seabrook SMS (1)Dann CPM
101578        VARIOUS MEDICAL EQUIPMENT
101579        (1) MestaMed Computer System
101581        (8) Bear 1000 Vent w/compressr
101582        (10) Bard PCA II Pumps
101584        (20) Graesby 3300 PCA pumps
101585        (2)CRITIKON DINAMAP 8110
101586        (1) First Step Mattress
101587        (1) ATL VM-5 Doppler Ultrasoud
101588        (25) CADD-PCA 5800
101589        (1) Vail 3000 bed enclosure
101590        Raymax X-Ray System w/accesories
101591        (10) Sigma 6000+ prog. pumps
101592        (2700) E Alum Medical Cylinder
101593        (30) P/B 590 O2 Concentrators
101594        VARIOUS
101595        VARIOUS
101596        (1)Propaq 102 EL pulse oximetr
101597        (BI-PAP S/T-D MONITOR
101598        (20) Life-Air 1000 O.R.
101599        (3) Siemens Serro 900 C Vents
101600        Schedule A
101601        (8) NuTech Plexi Pulse
101602        Various
101603        (2)Infant Warmer, (7)HP 78833
101604        (7) Infrasonics 2000 Ventilator
101605        (2) Danninger 500 CPM
101606        (5) Plexipulse pumps
101607        Bear 33 Ventilator
101608        (20) Sigma 6000+ I.V. pumps
101609        (30)Baxter TR (25)Sims Deltec
101610        (10) Baxter BD 300XL
101611        (20) Sigma 6000+ IV pumps
101612        Schedule A
101613        (6) Dinamap 8110 Monitor
101614        (1)Infrasonics 2000 Ventilator
101615        (2) Infrasonics Adult 2000
101616        Various
101617        (7) IVAC  MED SYSTEM 3 PUMPS
101618        Schedule A
101619        (3)Bear 3 Ventilator,
101620        (8) Bear 1000 Ventilators
101621        (30) Sigma 6000+ prog pumps
101622        VARIOUS
101623        (2) Toronto H2 hand CPM
101624        (1) Plexi Pulse pump
101625        (3) Plexi Pulse Pumps
101626        (1) Plexi Pulse pump
101627        Zoll D-900 Defibrillator
101629        (20)Sigma 6000 (refurbished)
101630        Schedule A
101631        (1) Dinamap 8100
101632        Dinamap 8100-99 Refurbished
101633        (1) Infrasonics Star 1010 vent
101634        (1) Resporonics BI-PAP STD
101635        (6) Bi-core Pulmonary Monitor
101636        (10) Danninger CPM 8-460 2-500
101637        (1) Bear 1000 Ventilator
101638        (58) Danninger (12) Stryker
101639        (15) Sigma 6000+T program pump
101640        (2) Physio Control defibrillat
101641        (20) Sigma 6000+ I.V. pumps
101643        (100) Sigma 6000+ pumps
101644        (5) Plexi Pulse
101645        (6) Dinamap 9710 Monitor
101646        (8) Plexipulse pumps
101647        (10) DanniFlex 400ix CPM
101648        Lifepak 10 defib/pacemaker
101649        (10) Danninger 460 CPM
101650        (5) Sigma 6000+ pumps
101651        (3) 486 DX2 66mhz Computer
101652        (4) Plexi Pulse Pumps
101653        (2) Imed Gemini PC1 T
101654        (405)RS-2 Rate Saver (255)UF-1
101655        (30) Sabratek 303000 Pumps
600001        (5) Danninger 200 CPM
600002        (1) Danninger 500 CPM
600003        (3) Danninger 500 CPM
600004        (2) 500 CPM, (1) 900 CPM
600005        (8) 900 Hand CPM (5) 500 CPM
600010        (6) Danninger 460 CPM
600011        (6) 450 CPM
600012        (6) 500 CPM
600013        (6) 500 CPM
600014        (6) 500 CPM
600015        (6) 400i CPM
600018        (1) 460 CPM
600019        (2) 900 Hand CPM
600020        (2) Danninger 400i
600021        (2) 900 Hand CPM
600022        (1) 460 CPM (1) 400i CPM
600023        (3) Danninger 900 CPM
600024        (11) Danninger 500 CPM
600025        (1) 440 CPM
600027        (5) 100 Therapy Thermal Unit
600028        (6) Danninger 460 CPM
600029        (1) 440 CPM
600030        VARIOUS
600031        (3) 400i CPM
600032        VARIOUS
600033        (5) 500 CPM
600034        (3) Danninger 460 CPM
600036        (6) Danninnger 460 CPM
600037        (10) Danninger 400i CPM
600038        O264) Danninger CPMs
600039        (20) Danninger 460 CPM
600040        (3) Danniflex 400i CPM
600041        (8) Danniflex 500 CPM
600042        (1) Danninflex 460 CPM
600049        (4) Danninger 500 CPM
600050        (1) Danninger 460 CPM
600051        (20) Danninger CPM's
600052        (25) DANNINGER CPM'S
600055        Danninger TTUs and CPMs
600056        (3) Danninger 460 CPM
600056A       (1) Danniflex 460 COM
600057        (2) Danninger 900 Hand CPM
600059        (3) Danniflex 900 Hand CPM
600060        (10) 500 CPM
600062        (5) Danniflex 500 CPM
600063        (12) Artromot CPMs
600064        (5) Danninger 500 CPM
600065        (6) Danniflex 400i CPM
600066        (6) Danniflex 400i CPM
600067        (6) Danniflex 460 CPM
600069        (19) Danniflex CPM
600072        (5) Danninger 4001 CPM
600073        (12) Danninger 500 CPM
600074        (10) Danniflex 460 CPM
600076        O3) Kendal M8 AV impulse
600078        (2) Danninger 900 Hand CPM
600080        (6) Danninger 460 CPM
600081        (3) Kendall AV Impulse P5000
600082        Various Danninger Equipment
600083        (1) Danninger 900 Hand CPM
600085        Various Artromot CPM
600086        (6) Danninger 460 CPM
600087        (5) Danniflex 400i CPM
600088        2 DANNIFLEX 460 LOWER LIMB CPM
600089        (3) Kinetec 8091 Portable CPM
600090        (5) DANNINGER 100 TTU
600091        (5) Danninger 400i CPM
600092        (4) Richards Model 8091 CPM
600093        (5) Richards Portable Hand CPM
600094        (1) Artromot, (2)Richards CPMs
600100        (1) DANNINGER 600 SHOULDER CPM
800006        DATASCOPE PASSPORT MON IR-EL
800011        O20) BARD PCAII
800016        (1) Siemens SV300
800017        (1) 400CPM (1) Hand CPM H-2
800020        (2) Datascope Vital Signs Mon
800025        (1) PROPAQ 104/EL MONITOR
800033        (3) Grand Air 2 Liquid 02 Sys
800038        (2) OECO 8A-40%
800040        (4) Danninger 460 CPM
800041        (1) Oeco 8A-30% (1) Oeco 8A40%
800042        (9) Danniflex 460 (6) 400i CPM
800043        (3) Danniflex 460 (2) 400i CPM
800045        (2) Siechrist Invant Vent 100B
800050        (3) Artromot Shoulder CPM #SRE
800051        (12) Danninger 400i CPM
800052        (2) Artromot Shoulder CPM SRE
800055        (5) Artromot SRE Shoulder CPM
800056        (12) Danninger 400i CPM
800057        (5) Danninger 400i CPM
800059        (4) Lifecare PLV 102 Vents
800060        Various Medical Equipment
800061        (6) Bear 3 Vents (1) N-1000
800062        (3) Artromot Shoulder CPM #SRE
800063        (10) Travenol IV6200, 1 IV6200
800064        (8) Aequitron Mon Apnea 9500
800065        (12) Aequitron Portable Vents
800066        (2) Lifecare PLV102 Vents
800067        (10) Breast Pump (1) Pump 6030
800069        Various Equipment
800070        (1) Aequitron Monitor 9500
800071        (4) Invivo pulse oximeter
800072        Various Medical Equipment
800074        (10) Travenol 6200 IV pump
800075        (3) Stryker Instacare 921
800076        (10) Danninger 400i Leg CPM
800077        (1) Nellcor N-10 Pulse Oximetr
800078        (6) Lifecare Vents PLV100
800079        (4) Aequitron Mon. Apnea 9500
800080        Various Equipment
800081        (2) Pharmacia 5800 (2) 5700
800082        (5) 400i (5) 7081 CPM
800083        (1) RESPIRONICS BI-PAP STD
800084        AMSCO OR TABLE
800085        (10) BAXTER TRAVENOL 6200 PUMP
800086        (1) N-200 PULSE OXIMETER
800087        (2) AEQUITRON LP6 VENT W/HUMID
800088        (5) BAXTER TRAVENOL 6200 PUMP
800089        (4) AEQUITRON 9500 (2)NELLCOR
800090        Various Equipment
800091        (2) BAXTER TRAVENOL IV6201
800092        (2) Aequitron 9500 Apnea Mon
800093        (5) RICHARDS CPM LEG 4071
800094        OHMEDA PULSE OXIMETERS 3700 &3740
800096        (3) Aequitron Portable Vent
800097        (1) Critikon Dinampap 8100 mon
800098        (5) RICHARDS CPM LEG 4071
800099        (1) Baxter Travenol 6200
800100        (15) 6200 pumps, (35) 6300 pump
800101        (2) Danninger 400i CPM
800102        CHAUFFEUR #230 & #245
800103        (6) ECG/Resp. 90623A P.O. opt.
800104        (6) Chauffeur 1)Teller 1) Quantm
800105        (1) Aequitron Monitor Apnea
800106        (1) Aequitron Apnea 9550 Mon
800107        (2) Nellcor N-200 (1)Gomco 6037
800108        (20) DANNINGER 400i CPM
800109        (2) Gayman MTA 4700 Hypothermia
800110        (2) Pharmacia (2)Baxter (1)Imed
800111        (3) Graseby Syringe pumps MS16A
800112        (10) Imed Gemini PC1 I.V.
800114        (2) Danninger CPM Leg 400i
800115        (1) HP 8040A (4)Infant Bassinet
800116        (2) CHAUFFEUR, (1) QUANTUM,
800117        (11) AVI Guardian 400A I.V.
800118        (1) Marquette EKG (1)BurdickEKG
800119        (1) Physio Control Lifepak 9p
800121        (4) Protocol 106 (5)Sigma 600+
800122        2 Dann CPM 450, 2 Nellcor N100
800123        (10) Abbott PCA Plus II 4100
800124        (12) AVI Guardian 480 IV pumps
800125        (2) Hepa Care Air Filtration
800126        (4) Baxter Travenol 6200 IV
800127        (5) Baxter Travenol 6200 pumps
800128        (5) Baxter Travenol 6200 IV
800129        Ohmeda Warmer, HP Fetal Mon,
800130        VARIOUS
800131        (4) Protocol Monitor(25)pumps
800132        (2) Infumed 300 with Bar Alarm
800133        (3) Kendall Pump SCD 5320
800134        (9) Danninger 400i Leg CPM
800137        (1) Nellcor N180 Pulse Oximetr
800138        (5) Nellcor N-180 Pulse Oximet
800140        (1) Ohmeda Pulse Oximeter 3740
800142        (3) Sigma 6000+ pumps
800143        (8) Gaymar (5)Dann (7)Kendall
800144        (17) 7200E (3)7200AE (4)BearCub
800145        (2) Kendall 5325 SCD Pumps
800146        (2) AVI 400A Guardian pumps
800147        (3) P.B. 7200 E. Ventilator
800148        (1) Pharmacia 5400 (1) AVI 400A
800149        (1) TSA-2001
800150        (1) Danninger 400i Leg CPM
800154        (1) Edentec Apnea Monitor 400
800155        (1) Danninger 460 Leg CPM
800156        (2) Danninger 400i Leg CPM
800157        (10) Sigma 6000+ prog. IV pump
800158        (3) Graesby 16A Syringe pump



                              SECTION 2.5

                            No Restrictions


(a)  No Conflicts
(b)  No Conflicts
(c)  The  consummation  of  the  transactions  contemplated  in  the
     Stock Purchase   Agreement would be an event of default under the
     following contracts or require the consent of the other parties thereto:

     1.   Norwest Leasing.
          a. Master Assignment of Equipment Rental Agreements dated November 8, 1991, between Company, and Norwest Financial Leasing, Inc., and addendum.
          b. Corporate Guaranty by Kinetic Concepts, Inc., dated November 8, 1991, guaranteeing the obligations of Financial Services in number 1 above.
          c. Master Assignment of Equipment Rental Agreements dated August 27, 1991, between KCI Financial Services, a division of KCI Medical Services, Inc., and Norwest Financial Leasing, Inc., and two addenda.
          d. Master Assignment of Equipment Rental Agreements dated April 4, 1989, between CURA Financial Group, a division of Company, and Norwest Financial Leasing, Inc. and addendum.

     2.   First Security Leasing.
          a. Finance and Security Agreement dated December 22, 1992, together with Promissory Note of same date between Company and First Security Leasing Company.
          b. Finance and Security Agreement dated June 30, 1993 together with Promissory Note of same date between Company and First Security Leasing Company.
          c. Master Assignment of Equipment Rental Agreements dated July 16, 1993, between Company, and First Security Leasing Company.

     3.   General Electric Capital Corporation.
          a. Master Security Agreement dated February 5, 1990, between CURA Financial Group, and General Electric Capital Corporation, which was assigned to KCI Medical Services, Inc., dba KCI Financial Services on September 18, 1990, and subsequently assigned to Company on November 8, 1991.
          b. Master Security Agreement dated December 14, 1993, between Company, and General Electric Capital Corporation.

     4.   Bank One, Utah.
          a. Five Million Dollar Amended and Restated Line of Credit Loan Agreement dated June 21, 1993, between Company, and Bank One, Utah, National Association, and amendments to loan agreement dated April 20, 1994 and July 26, 1994.
          b. Keep Well Agreement dated June 21, 1993, between Company, and Kinetic Concepts, Inc.
          c. Acknowledgment Letter dated June 16, 1993, from Kinetic Concepts, Inc., to Bank One, Utah.
          d.   Certified Resolution of Company dated June 16, 1993.
          e. Three Million Dollar Line of Credit Agreement dated November 8, 1991, between Company, and Bank One, Utah, National Association.
          f. Security Agreement-Assignment of Leases dated November 8, 1991, between Company, and Bank One, Utah, National Association.
          g. Keep Well Agreement dated November 8, 1991, between Company, and Kinetic Concepts, Inc.
          h. Assumption of Liabilities dated November 6, 1991, between Company, and KCI Medical Services, Inc.



                              SECTION 2.6


                              Litigation


     Lease # 100746                               $15,415.24
     American Mobility Systems Corporation.


     Judgement has been obtained against the four guarantors of the lease and it is currently being executed by legal counsel.

     Lessees's original claim was for deficiency of equipment as basis for terminating lease.

                              SECTION 2.7

                                 Taxes


(1) In connection with its audit of the consolidated corporate tax returns for the years ended December 31, 1989 and 1990 filed by KCI (on behalf of itself and each of its subsidiaries, including Company), the Internal Revenue Service ("IRS") issued a Notice of Deficiency on December 22, 1993. KCI filed a petition in the United States Tax Court on March 25, 1994 (styled Kinetic Concepts, Inc. and Subsidiaries vs. Commissioner of Internal Revenue, United States Tax Court Docket #5028-94) and is actively contesting the claims of the IRS.
     Company was not in existence during the years covered by such consolidated tax returns.
(2) The consolidated corporate tax returns filed by KCI (on behalf of itself and each of its subsidiaries) for years ended December 31, 1991 and December 31, 1992 are presently subject to an IRS audit.
(3) KCI is part of the IRS's Coordinated Examination Program and thus the consolidated tax returns of KCI and its subsidiaries for the year ended December 31, 1993 and future years are expected to be examined by the IRS.
(4) The examination of the consolidated tax returns filed with the IRS for the years ended 1991 and 1992 will yield tax effect of $150,000 which has been fully reserved by KCI.
(5) KCI files a consolidated tax return with the IRS on behalf of itself and its subsidiaries, including the Company.




                              SECTION 2.8



                         Compliance with Laws



(a) Company is delinquent in filing its annual reports in the following state (filing is in process):

                               Michigan




                             SECTION 2.10



                               Insurance

                 See Attached Insurance Policy Summaries.



                               (Omitted)











                             SECTION 2.13




            Absence of Undisclosed and Unknown Liabilities





                                 None


                             SECTION 2.14

                            Title to Assets




(a)  1.   All assets of Company subject to a lease/rental
          agreement are also subject to the possessory rights provided to the lessees/users of the equipment.

     2. Certain leases/rental agreements, and the equipment related thereto, are assigned as collateral for the financing of those transactions. The attached schedule lists all leases assigned to the following lenders:
          a.   Norwest Financial Leasing, Inc. pursuant to a Master
               Agreement.
          b. GE Capital Corporation pursuant to a Master Agreement and specific Promissory Notes involving lease/rental agreement numbers:

               100447    100483    100490    100520
               100521    100541    100542    100551
               100576    100597    100638    100959
               101081    101165    101475    101496

          c. First Security Bank (Recourse) pursuant to specific agreements covering each of two lease/rental agreements.
          d.   First Security Bank (Nonrecourse) pursuant to a Master
               Agreement.
          e. Bank One, Utah, NA pursuant to those agreements described in Section 2.5 to this Disclosure Statement.

See Section 2.5 of this Disclosure Statement for more specific description of each of the agreements referred to in this Section
2.14(a)(2)

(b)  NONE

                             KCI FINANCIAL SERVICES
                    NOTES PAYABLE PRINCIPAL PAYMENTS 5/15/95


                                             1995 PAY        1996 PAY        1997 PAY        1998 PAY          TOTAL

LEASE NO.                     MO. PAYT       AMOUNT          AMOUNT          AMOUNT          AMOUNT          AMOUNT
NORWEST NON RECOURSE:
                     100382      $695.95       $2,709.99                                                       $2,709.99
                     100461    $1,425.00       $9,352.69       $2,804.33                                      $12,157.02
                     100623      $495.00       $2,980.80       $4,205.87                                       $7,186.67
                     100865    $3,549.17       $6,984.63                                                       $6,984.63
                     100868    $1,004.40       $1,975.40                                                       $1,975.40
                     100893      $698.16       $3,737.29       $7,128.72       $5,312.81                      $16,178.82
                     100894      $720.00       $2,110.57                                                       $2,110.57
                     100934    $1,386.70       $5,394.24                                                       $5,394.24
                     100937    $1,749.30       $5,132.00                                                       $5,132.00
                     100938      $980.45       $3,813.94                                                       $3,813.94
                     100941    $1,094.00       $3,209.51                                                       $3,209.51
                     100953    $1,908.00      $11,488.50      $17,990.73                                      $29,479.23
                     101010    $3,410.00      $21,903.67      $13,278.44                                      $35,182.11
                     100976    $3,460.25      $16,752.88                                                      $16,752.88
                     100948    $1,158.75       $4,507.51                                                       $4,507.51
                     101028    $2,700.00      $18,106.92                                                      $18,106.92
                     100631      $631.50       $3,802.41       $5,954.48                                       $9,756.89
                     100726    $5,182.00      $33,840.11      $15,240.19                                      $49,080.30
                     100856    $1,037.50       $5,997.05      $11,215.32       $5,047.84                      $22,260.21
                     100885    $1,119.44       $6,887.24       $8,534.25                                      $15,421.49
                     101034      $888.00       $5,939.76         $879.93                                       $6,819.69
                     101079    $1,826.11      $10,749.84      $20,103.71       $5,379.41                      $36,232.96
                     101086    $1,401.00       $7,258.26      $13,573.97      $15,144.73       $6,816.40      $42,793.36
                     101103    $3,026.50      $19,877.91       $8,915.56                                      $28,793.47
                     101109      $926.00       $6,026.68       $3,620.65                                       $9,647.33
                     101124      $720.00       $4,728.92       $2,121.00                                       $6,849.92
                              $43,193.18     $225,268.72     $135,567.15      $30,884.79       $6,816.40     $398,537.06

NORWEST RECOURSE:
                     100426      $586.99       $3,894.32         $580.71                                       $4,475.03
                     100450      $936.00       $6,209.79         $925.97                                       $7,135.76
                     100892    $1,478.60       $7,915.03      $15,097.57      $11,251.75                      $34,264.35
                     100960    $2,481.00      $16,426.35       $2,453.39                                      $18,879.74
                     101056    $1,600.00       $8,108.35      $15,405.32      $17,531.75       $3,148.75      $44,194.17
                     100659      $495.00       $2,948.56       $5,107.08                                       $8,055.64
                     101033      $921.00       $5,352.96                                                       $5,352.96
                     101035   $10,739.28      $58,235.05     $108,907.62     $121,510.27                     $288,652.94
                     101039      $722.00       $3,915.14       $7,321.84       $8,169.11                      $19,406.09
                              $19,959.87     $113,005.55     $155,799.50     $158,462.88       $3,148.75     $430,416.68

GE CAPITAL  RECOURSE:
                    36971-2                    $58,978.89      $55,158.39                                     $114,137.28
                    36971-3                   $150,160.46     $142,685.34                                     $292,845.80
                    43337-1                    $93,477.48      $41,351.73                                     $134,829.21
                    46642-1                   $103,856.40                                                     $103,856.40
                    21718-1                   $116,548.48     $216,673.44     $142,830.41                     $476,052.33
                    20233-1                    $33,188.37      $60,852.17      $40,497.16      $29,065.66     $163,603.36
                                              $556,210.08     $516,721.07     $183,327.57      $29,065.66   $1,285,324.38

1ST SECURITY  RECOURSE:
                     600038   $18,587.50      $54,959.08                                                      $54,959.08
                     100942   $28,111.45     $110,339.65                                                     $110,339.65
                                              $165,298.73                                                     $165,298.73

1ST SECURITY NON RECOURSE:
                     101104    $5,800.00      $38,872.32      $11,474.35                                      $50,346.67
                     101076    $7,984.00      $53,122.41      $23,606.90                                      $76,729.31
                     101205    $2,359.75      $15,216.58      $16,033.64                                      $31,250.22
                                              $107,211.31      $51,114.89                                     $158,326.20

BANK ONE TERM  RECOURSE:
                    TERM #1                   $376,422.18     $444,671.12     $264,505.99      $25,499.53   $1,111,098.82
                    TERM #2                   $169,508.15     $214,484.42      $90,219.38      $54,958.41     $529,170.36
                                              $545,930.33     $659,155.54     $354,725.37      $80,457.94   $1,640,269.18


TOTAL RECOURSE                              $1,380,444.69   $1,331,676.11     $696,515.82     $112,672.35   $3,521,308.97

TOTAL NON RECOURSE                            $332,480.03     $186,682.04      $30,884.79       $6,816.40     $556,863.26


GRAND  TOTAL                                $1,712,924.72   $1,518,358.15     $727,400.61     $119,488.75   $4,078,172.23


                             SECTION 2.16


                 Absence of Certain Changes and Events


                                 None



                              SECTION 3.3



                   Restrictions on Purchase of Stock




                                 None